EXHIBIT 10.1

                          CREDIT AND SECURITY AGREEMENT


                                     between


                             VICON INDUSTRIES, INC.

                                       and

                        IBJ SCHRODER BANK & TRUST COMPANY











                                   Dated as of
                                December 27, 1995















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                                TABLE OF CONTENTS





Preamble...................................................   1

ARTICLE 1.  DEFINITIONS

    Section 1.01    Certain Defined Terms..................   1
    Section 1.02    Accounting Terms.......................  15

ARTICLE 2.  THE CREDIT FACILITIES

    Section 2.01    The Credit Facilities..................  15
    Section 2.02    Loans..................................  16
    Section 2.03    Procedure for Borrowing................  16
    Section 2.04    Interest...............................  17
    Section 2.05    Indemnity..............................  17
    Section 2.06    Mandatory Prepayments..................  18
    Section 2.07    Optional Prepayments...................  18
    Section 2.08    Payments; Debiting Accounts............  19
    Section 2.09    Loans Made By Bank.....................  19
    Section 2.10    Use of Loan Proceeds...................  19
    Section 2.11    Fees...................................  19
    Section 2.12    Increased Costs........................  20

ARTICLE 2A.           LETTER OF CREDIT FACILITY

    Section 2.01A   Letters of Credit......................  21
    Section 2.02A   Reimbursement Obligation...............  21
    Section 2.03A   Letter of Credit Fees..................  22
    Section 2.04A   General Instructions; Limitation
                      on Responsibility....................  22
    Section 2.05A   Reimbursement Obligation Absolute......  22
    Section 2.06A   Non-Conforming Documents...............  24

ARTICLE 3.  SECURITY INTERESTS

    Section 3.01.   Grant of Security Interest.............  24
    Section 3.02.   Security for Obligations...............  26
    Section 3.03.   Borrower Remains Liable................  27

ARTICLE 4.            REPRESENTATIONS AND WARRANTIES

General

    Section 4.01    Organization and Powers................  27
    Section 4.02    Power and Authorization................  28
    Section 4.03    No Legal Bar...........................  28

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    Section 4.04    Litigation.............................  29
    Section 4.05    Solvency...............................  29
    Section 4.06    Assets and Properties..................  29
    Section 4.07    The Collateral.........................  29
    Section 4.08    Capitalization and Corporate
                      Structure............................  30
    Section 4.09    No Default.............................  30
    Section 4.10    No Secondary Liabilities...............  30
    Section 4.11    Taxes..................................  30
    Section 4.12    Financial Statements and
                      Conditions...........................  31
    Section 4.13    Compliance with ERISA..................  31
    Section 4.14    Retiree Health and Life
                      Insurance Benefits...................  32
    Section 4.15    Patents and Trademarks.................  32
    Section 4.16    Environmental Matters..................  32
    Section 4.17    Investment Company Act.................  33
    Section 4.18    Margin Regulations.....................  33
    Section 4.19    Subsequent Funding Representations
                      and Warranties.......................  33
    Section 4.20    Labor Relations........................  33

Concerning the Collateral

    Section 4.21    Collateral: Instruments, etc...........  33
    Section 4.22    Receivables............................  34
    Section 4.23    Name...................................  34

ARTICLE 5.  CONDITIONS PRECEDENT

    Section 5.01    Conditions Precedent to Initial
                      Funding..............................  34
    Section 5.02    Conditions Precedent to Initial
                      and Subsequent Funding ..............  37

ARTICLE 6.  AFFIRMATIVE COVENANTS

    Section 6.01    Maintenance of Corporate
                      Existence and Properties.............  37
    Section 6.02    Insurance..............................  38
    Section 6.03    Punctual Payment.......................  39
    Section 6.04    Payment of Liabilities.................  39
    Section 6.05    Compliance with Laws...................  39
    Section 6.06    Payment of Taxes, Etc..................  39
    Section 6.07    Financial Statements and
                      Certificates.........................  39

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    Section 6.08    Accounts and Reports...................  41
    Section 6.09    Inspection; Audit......................  41
    Section 6.10    Auditors...............................  41
    Section 6.11    ERISA..................................  42
    Section 6.12    Notice of Default, Litigation..........  42
    Section 6.13    Bank Accounts..........................  42
    Section 6.14    UCC Filings............................  42

ARTICLE 7.  NEGATIVE COVENANTS

    Section 7.01    Indebtedness...........................  43
    Section 7.02    Liens..................................  43
    Section 7.03    Investments............................  43
    Section 7.04    Contingent Obligations.................  44
    Section 7.05    Fundamental Changes....................  44
    Section 7.06    Disposition of Assets..................  44
    Section 7.07    Sale and Leaseback.....................  44
    Section 7.08    Issuances and Disposition of
                      Securities...........................  45
    Section 7.09    Dividends and Redemptions..............  45
    Section 7.10    Amendment of Charter...................  45
    Section 7.11    Transactions with Affiliates and
                      Certain Other Persons................  45
    Section 7.12    Compensation...........................  45
    Section 7.13    Certain Other Transactions.............  46
    Section 7.14    Fiscal Year............................  46
    Section 7.15    Formula Amount.........................  46
    Section 7.16    ERISA..................................  46
    Section 7.17    Regulations G, T, U and X..............  46
    Section 7.18    Subsidiaries...........................  46
    Section 7.19    Supplier Contracts.....................  46
    Section 7.20    Minimum Payables to Subordinated Lenders 46
    Section 7.21    Minimum Availability.................    46

ARTICLE 8.  COVENANTS CONCERNING COLLATERAL

    Section 8.01    Maintenance of Collateral.............   47
    Section 8.02    Taxes.................................   47
    Section 8.03    Collections and Verifications.........   47
    Section 8.04    Power of Attorney.....................   48
    Section 8.05    Further Assurances....................   49


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ARTICLE 9.  FINANCIAL COVENANTS

    Section 9.01    Interest Coverage Ratio................  50
    Section 9.02    Maximum Indebtedness to
                      Net Worth Ratio......................  50
    Section 9.03    Net Income.............................  50
    Section 9.04    Minimum Net Worth......................  50
    Section 9.05    Maximum Capital Expenditures...........  51

ARTICLE 10.  EVENTS OF DEFAULT

    Section 10.01   Events of Default......................  51
    Section 10.02   Remedies Upon an Event of
                      Default..............................  53

ARTICLE 11.  MISCELLANEOUS

    Section 11.01   Notices................................  56
    Section 11.02   Survival of this Agreement.............  56
    Section 11.03   Indemnity..............................  57
    Section 11.04   Costs, Expenses and Taxes..............  57
    Section 11.05   Further Assurances.....................  59
    Section 11.06   Amendment and Waiver...................  59
    Section 11.07   Marshalling; Recourse to Security;
                      Payments Set Aside...................  59
    Section 11.08   Dominion Over Cash; Setoff.............  60
    Section 11.09   Binding Effect.........................  60
    Section 11.10   Applicable Law.........................  60
    Section 11.11   Consent to Jurisdiction and Service
                      of Process; Waiver of Jury Trial.....  60
    Section 11.12   Performance of Obligations.............  61
    Section 11.13   Assignments, Participations............  61
    Section 11.14   Entire Agreement.......................  61
    Section 11.15   Severability...........................  61
    Section 11.16   Execution of Counterparts..............  61

TESTIMONIUM                                                  62


EXHIBITS:

Exhibit A                           Form of Lock-Box Agreement
Exhibit B                           Form of Notice of Revolving Loan
                                     Borrowing
Exhibit C                           Form of Note
Exhibit D                           Form of Pledge Agreement

                                       iv

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Exhibit E                           Form of Landlord Waiver
Exhibit F                           Form of Opinion of counsel

SCHEDULES:


Schedule 4.04                Litigation
Schedule 4.06                Liens and Security Interests
Schedule 4.07                Name of Borrower and Location of Collateral
Schedule 4.14                Health and Life Insurance Benefits
Schedule 4.15                Patents and Trademarks
Schedule 4.16                Environmental Matters
Schedule 6.02(a)             Insurance Policies
Schedule 7.01(g)
Schedule 7.08                Securities

                                        v

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                          CREDIT AND SECURITY AGREEMENT


        THIS CREDIT AND SECURITY AGREEMENT dated as of December 27, 1995 between Vicon Industries, Inc., a New York corporation (the "Borrower"), as borrower, and IBJ SCHRODER BANK & TRUST COMPANY, a New York corporation (the "Bank"), having its principal office at One State Street, New York, New York 10004, as lender,

                              W I T N E S S E T H:

        WHEREAS, the Borrower and Chemical Bank and National Westminster Bank USA (collectively, the "Existing Lenders") have entered into a certain loan facility (the "Existing Facility") evidencing loans extended by the Existing Lenders to the Borrower (the "Existing Loans");

        WHEREAS, the Borrower has requested that the Bank extend certain financial accommodations to the Borrower in connection with the pay off and termination of the Existing Loans and the financing of the working capital needs of the Borrower; and

        WHEREAS, the Bank is willing to extend the financial accom modations contemplated hereby to the Borrower on the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                             ARTICLE 1. DEFINITIONS

        Section 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings:

        "Accounts Receivable" or "Accounts" or "Receivables" shall have the meaning given in Section 3.01(a) hereof.

        "Affiliate" shall mean any person that, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least 5% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of any other person (including, without limitation, the Borrower) or that is controlled by or is under common control with such other person or any 5% stockholder of such other person. In no event shall the Bank be deemed to be an Affiliate of the Borrower.

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        "Agreement" and "Credit  Agreement"  shall mean this Credit and Security
Agreement, as the same from time to time may be amended, modified, supplemented or extended.

        "Applicable Margin" shall mean, with respect to any Loan, one and one-quarter of one percent (1.25%) per annum.

        "Available Commitment" shall mean, as at any date at which the same is to be determined, the excess, if any, of (a) the lesser of the Commitment and the amount of the Formula Amount then in effect (disregarding for purposes of such determination the actual aggregate principal amount of any Loans then outstanding), over (b) the sum of (i) the aggregate principal amount of the Loans then outstanding plus (ii) the face amount of any Letters of Credit then outstanding.

        "Bank" shall have the meaning given to it in the preamble of this Agreement, and its successors, participants and assigns.

        "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute.

        "Base Rate" shall mean the per annum fluctuating rate of interest announced by the Bank as its Dollar base rate from time to time in New York, New York.

        "Beneficiary" shall have the meaning given in Section 2.01A.

        "Borrower" shall mean Vicon Industries, Inc., a New York corporation, and its successors and assigns.

        "Borrowing Date" shall mean with respect to any Loan, the Business Day on which the Bank makes such Loan.

        "Business Day" shall mean any day on which dealings in currencies and exchange between banks may be carried on in New York, New York, other than a Saturday or Sunday or any other day on which banks in New York, New York are authorized or required by law to close.

        "Capital Asset" shall mean any asset of the Borrower that is intended by the Borrower to be used or usable in subsequent Fiscal Years and is properly classifiable as property, plant or equipment, the cost of which may not be deducted in its entirety from income in the year of acquisition, in accordance with GAAP.

        "Capital Expenditures" shall mean, for any period for which the same is to be determined, the aggregate amount of any expend itures made by the Borrower for Capital Assets, plus the aggre gate amount of Capitalized Lease Obligations first incurred for such period, determined in accordance with GAAP.

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        "Capitalized  Lease" shall mean a lease of, or other agreement conveying the right to use, real or personal property, or both, which obligation is, or in accordance with GAAP is required to be, classified and accounted for as a capital lease on a balance sheet of the Borrower.

        "Capitalized Lease Obligations" shall mean the obligations of the Borrower, as lessee, under all Capitalized Leases and, for purposes of this Agreement, the amount of such obligations shall be the aggregate capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), and (b) time deposits, certificates of deposit and bankers' acceptances of the Bank, in each case with maturities of not more than twelve months from the date of acquisition.

        "Change in Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of Borrower or (b) any merger or consolidation of or with Borrower other than a merger with a Subsidiary in which Borrower is the surviving entity or sale of all or substantially all of the property or assets of Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect, as determined in the reasonable discretion of the Bank, to control the election of directors of Borrower or to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

        "Collateral" shall mean all property and interest in property in or against which the owner thereof shall have granted, or purported to have granted, a security interest or Lien in favor of the Bank as security for the obligations of the Borrower to the Bank and, if such owner is a Person other than the Borrower, for such owner's obligations to the Bank.

        "Commitment" shall mean the Bank's commitment to make Loans prior to the Commitment Expiration Date up to the maximum aggregate principal amount equal to $4,000,000 at any time outstanding, as referred to in Section 2.01(a).

        "Commitment Expiration Date" shall mean December 31, 1997.

        "Commitment Period" shall mean the period from and including the date hereof to but not including the Commitment Expiration Date.

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        "Commitment  Reduction  Fee"  shall  have the  meaning  given in Section
2.07(b) hereof.

        "Common Stock" shall mean the common stock of the Borrower,$.01 par value.

        "Customary Permitted Liens" shall mean:

               (a) Liens (other than any Lien imposed under Environ mental Laws or ERISA) arising as a matter of law to secure payment of taxes, assessments or charges owing to any governmental authority but which are not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (b) non-material statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under Environmental Laws or ERISA) imposed by law or created in the ordinary course of business;

               (c) Liens incurred or deposits made in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations;

               (d) easements (including, without limitation, recipro cal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which individually or in the aggregate are not material; and

               (e) extensions, renewals or replacements of any Lien referred to in clauses (a) through (d) above; provided, however, that (i) in the case of paragraphs (a) through (d) above, the principal amount of the obligation secured thereby is not increased, except as otherwise permitted by such paragraphs in the first instance, and (ii) any such extension, renewal or replacement is limited to the property originally encumbered thereby.

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        "Default"  shall  mean any event  which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

        "Dollars" and "$" shall mean lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" or "$" shall mean payment in Dollar funds immediately available for use by the Bank in New York, New York.

        "Eligible Accounts Receivable" shall mean, with respect to the Borrower, as at any date on which the same is to be deter mined, all Accounts Receivable of the Borrower created in the ordinary course of business arising out of the sale of goods or rendition of services by the Borrower which are, and at all times shall continue to be, acceptable to the Bank in all respects. Standards of eligibility may be fixed and revised from time to time by the Bank in the Bank's sole discretion without limiting the generality of the foregoing. Without limitation of the immediately preceding sentence, an Account Receivable shall in no event be deemed to be an Eligible Account Receivable unless such Account
Receivable:

        (a) is an Account Receivable to which the Borrower has lawful and absolute title and the full and unqualified right to assign and grant a security interest therein to the Bank,

        (b) is covered by the security interest granted hereby and in which the Bank has a perfected first security interest,

        (c) is payable to the Borrower at any principal office identified in Schedule 4.07 hereto,

        (d) arises in the normal course of the business of the Borrower,

        (e) is evidenced by invoices or other documentation in form acceptable to the Bank, and

        (f) is due and payable according to invoice terms providing for payment no more than ninety (90) days after the date of the invoice;

        But shall not mean any Account Receivable of the Borrower:

        (a) which is subject to any offset or other defense on the part of the account debtor thereon or to any claim on the part of such account debtor denying liability thereunder,

        (b) which is collectible on a cash-on-delivery basis,

        (c) which is subject to any Lien except for (A) the security interest granted in favor of the Bank pursuant hereto and (B)

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security interests in favor of the Subordinated Lenders which security interests are subject to the terms of the Subordination
Agreement,

        (d) which has remained unpaid for a period of ninety (90) days after the date of the relevant invoice,

        (e) which, if arising in connection with the sale of goods, the subject goods shall not have been shipped or delivered to the account debtor, or with respect to bill and hold sales only for which a bill and hold agreement is existing (which agreement will be made available to the Bank upon request), the subject goods shall not be deliverable, or shall not have been shipped or delivered, to the account debtor within 90 days after the date of the relevant invoice, and, in all cases, when shipped or delivered, the subject goods shall not have been shipped or delivered to the account debtor thereon (A) on consignment, (B) on a sale-on-approval or sale-or-return basis, or (C) subject to any other repurchase or return agreement (not including any ordinary product warranties) and no material part of the subject goods shall have been repossessed, returned, rejected, lost or damaged,

        (f) which has arisen out of any transaction with an employee, officer, director, stockholder, Subsidiary (including, without limitation, Vicon
Industries (UK) Limited), or Affiliate of the Borrower or with Chun Shin Electronics, Inc.,

        (g) which is not denominated in Dollars,

        (h) which is an Account Receivable on which the account debtor is insolvent or the subject of any bankruptcy or insolvency proceeding of any kind,

        (i) which is an Account Receivable on which the account debtor is located outside of the United States of America, other than any such Account Receivable backed by an irrevocable commercial letter of credit issued to the Borrower by a bank or other financial institution acceptable to the Bank,

        (j) which is an Account Receivable on which the account debtor is the United States of America, or any department, body, agency, subdivision or instrumentality thereof; provided, however, that such Account Receivable will become an Eligible Accounts Receivable so long as (i) the Bank has provided written consent to the Borrower, given in the Bank's sole discretion, that it will deem such Account Receivable an Eligible Account Receivable, and (ii) all requirements and provisions of the Assignment of Claims Act of 1940, as amended, have been complied with so that the Bank has a perfected, first priority security interest in such Accounts Receivable,

        (k) if more than 50 per cent of the aggregate of all Accounts Receivable owed by the account debtor would be disqualified as "Eligible Accounts Receivable", for any reason, including without limitation aging, or

        (l) any Account Receivable specified to the Borrower by the Bank as ineligible because of the unsatisfactory credit worthiness of the account debtor thereon or another circumstance that would materially adversely affect the collectability of such Account Receivable.

        For all purposes of this Agreement, the amount of each Eligible Account Receivable shall be deemed to be the invoice amount thereof, less unearned customer deposits, taxes charged thereon and cash, trade and other discounts and allowances, and less any reserves with respect thereto which may from time to time be established by the Bank.

        "Eligible Inventory" shall mean, with respect to the Bor rower, as at any date on which the same is to be determined, all Inventory of the Borrower in good saleable condition which is not, in the commercially reasonable opinion of the Bank, obsolete or unmerchantable and is, and at all times shall continue to be, acceptable to the Bank in all respects. Standards of eligibility may be fixed and revised from time to time by the Bank in the Bank's commercially reasonable discretion. Without limiting the generality of the foregoing, Inventory shall in no event be deemed to be Eligible Inventory unless such
Inventory:

        (a) is covered by the security interest granted hereby and in which the Bank has a perfected first security interest,

        (b) is a completed product, in good condition, meets all material applicable standards imposed by any governmental authority and is either currently useable or currently saleable in the normal course of the business of the Borrower,

        (c) is subject to no Lien, other than the security interest granted in favor of the Bank pursuant to this Agreement, the security interests granted in favor of the Subordinated Lenders which security interests are subject to the terms of the Subordination Agreement, or materialmen's, warehousemen's or similar liens imposed by law and incurred in the ordinary course of business with respect to obligations not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP), and

        (d) is located at a manufacturing facility or other facility owned, leased or used by the Borrower and identified in Schedule 4.07 hereto at which there exists at least $1,000 of Eligible

Inventory of the Borrower in the aggregate, or otherwise at any facility consented to in writing by the Bank;

        But shall not include:

        (a) raw materials in the custody of the Borrower or third parties for processing or manufacture,

        (b) items that have been consigned to the Borrower or are otherwise in the Borrower's custody or possession,

        (c) any Inventory consisting of work-in-process or is otherwise unfinished, or

        (d) any Inventory which otherwise meets the standards of eligibility set forth in this definition but which is not likely to be sold within one year of the date of its manufacture.

        In each case, the value of Inventory shall be calculated on the basis of the lower of such Person's cost utilizing the average which approximates the FIFO (first-in-first-out) method or market value, less any reserves which may from time to time be established by the Bank.

        "Environmental Laws" shall mean any federal, state, local and foreign laws or regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered thereunder by any governmental authority or subdivision thereof relating to pollution or protection of the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical or industrial, toxic or hazardous substances or wastes, or otherwise relating to worker health and safety or public health and safety.

        "Equipment" shall have the meaning given in Section 3.01(c) hereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "ERISA Affiliate" shall mean each Person (as defined in Sec tion 3(9) of ERISA) that is a member of any "controlled group" (as defined in Section 4001(14) of ERISA) that includes the Borrower.

        "ERISA Termination Event" means (a) any Reportable Event, (b) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a Plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or to treat any

Plan amendment as a termination under Section 4041 of ERISA, (d) any Plan amendment or the occurrence of any event that consti tutes a "partial termination" (within the meaning of Section 411(d)(3) of the IRC) with respect to any Plan, (e) the institu tion of proceedings to terminate a Plan or the appointment of a trustee by the PBGC pursuant to Section 4044 of ERISA or (f) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "Event of Default" shall mean any event specified as such in
Section 10.01.

        "Existing Facility" shall have the meaning given to it in the preamble.

        "Existing Lenders" shall have the meaning given to it in the preamble.

        "Existing Loans" shall have the meaning given to it in the preamble.

        "Fiscal Quarter" shall mean each of the four consecutive periods of three months of each year, ending on December 31, March 31, June 30 and September 30, which in the aggregate constitute a Fiscal Year.

        "Fiscal Year" shall mean each 12 month calendar year ending on September 30.

        "Formula Amount" shall mean, as at any date at which the same is to be determined, an amount equal to the sum of (a) 80 per cent of the amount of Eligible Accounts Receivable as at such date, plus (b) 25 per cent of the value of Eligible Inventory consisting of finished goods of the Borrower, provided, however, that the amount calculated pursuant to (b) shall not exceed $1,000,000; and minus such reserve as deemed necessary or appropriate by the Bank to reflect any contingencies, or the consequences of any breach or contravention of laws, including without limitation, Environmental Laws and laws related to OSHA, by the Borrower. The Bank may, in its sole discretion, at any time or times upon three Business Days' prior notice to the Borrower, increase or decrease the ratio of its advances against Eligible Accounts Receivable or Eligible Inventory, or both, and, in the event that any such ratio shall be decreased for any reason, such decrease shall become effective immediately for purposes of calculating the maximum amount of new Loans hereunder and the maximum amount of Loans which may be outstanding hereunder. The Borrower acknowledges that such changes in the ratio of advances against Eligible Accounts Receivable and Eligible Inventory may require the immediate prepayment of Loans by the Borrower.

        "F/X Commitments" shall mean foreign exchange hedging instruments, purchased solely through the Bank, in connection with the Borrower's foreign exchange exposure.

        "GAAP" shall mean generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronounce ments of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, (ii) which are consistently applied in form and substance.

        "General Intangibles" shall have the meaning given in
Section 3.01(d) hereof.

        "Indebtedness" shall mean, with respect to the Borrower, all obligations, contingent and otherwise, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Borrower as at any date at which the amount thereof is to be determined, but in any event and as well including, the Note, any contingent obligations arising due to the Letters of Credit, all other amounts due under this Agreement, all guarantees, endorsements (other than endorsements for collection or deposits in the ordinary course of business) and all other contingent obligations whether or not in respect of any Indebtedness of others, deferred taxes and accrued obligations, all liabilities secured by any mortgage, pledge or lien existing on property owned or acquired subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed, and all lease obligations, including, without limitation, Capitalized Lease Obligations. For the purposes of calculating the financial covenants set forth in Section 9 hereof, Indebtedness shall not include the liabilities of the Borrower as set forth on Schedule 7.01(g) hereto; provided; however; that (i) with respect to item 1 on Schedule 7.01(g), when a demand is made on the Borrower with respect to such Guaranty of the Mortgage, such liability of the Borrower under this Guaranty of the Mortgage will immediately be included as part of the definition of Indebtedness for all purposes hereunder including the calculation of the financial covenants set forth in Section 9 hereof, (ii) with respect to the Borrower receiving the Vacate Notice and the demand for the Release Fee as noted in item 2 on Schedule 7.01(g), such liability of the Borrower with respect to such release fee will immediately be included as part of the definition of Indebtedness for all purposes hereunder including the calculation of the financial covenants set forth in Section 9 hereof, and (iii) with respect to item 3 on Schedule 7.01(g) hereto, when a demand is made on the Borrower with respect to such Guaranty of the Loan

Agreement, such liability of the Borrower under this Guaranty of the Loan Agreement will immediately be included as part of the definition of Indebtedness for all purposes hereunder including the calculation of the financial covenants set forth in Section 9 hereof.

        "Indebtedness to Net Worth Ratio" shall mean, on any date for which the same is to be determined, the ratio of (a) Indebtedness of the Borrower less the amount of (i) contingent liabilities incurred due to the Letters of Credit and
(ii) operating leases permitted by this Agreement to (b) Net Worth determined as at such date.

        "Initial Borrowing Date" shall mean the first Borrowing Date on which any Loan is made hereunder.

        "Interest Coverage Ratio" shall mean, for any period for which the same is to be determined, the ratio of (a) earnings from continuing operations of the Borrower before interest, taxes, depreciation and amortization (excluding amortization of gain on sale and leaseback transactions) for such period, to (b) the interest expense of the Borrower for such period net of all intercompany items, determined in accordance with GAAP.

        "Inventory" shall have the meaning given in Section 3.01(b) hereof.

        "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "Landlords" shall mean, collectively:

        T. Rowe Price Realty Income Fund I, a No-Load Limited
        Partnership

        Allan V. Rose

        "Landlord Waiver" shall mean each Landlord Waiver delivered to the Bank by each Landlord, each dated as of the date hereof and in the form of Exhibit E hereto, as the same may from time to time be amended, modified, supplemented or extended.

        "Leased Property" shall mean, collectively, the office, plant and showroom properties located at:

               3030 Business Park Drive, Suite G
               Norcross, Georgia

               525 Broad Hollow Road
               Melville, New York 11747

        "Lending Office" shall mean the office of the Bank located at One State Street, New York, New York 10004, or, such other office as the Bank may hereafter specify to the Borrower.

        "Letters of Credit" shall have the meaning given in Section 2.01A of this Agreement.

        "Lien" shall mean, with respect to any Person, (a) any lien (including, without limitation, any statutory lien), mortgage, hypothecation, privilege, security interest, pledge, encumbrance, charge (general or special, floating or fixed) or conditional sale or other title retention arrangement (including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom, (b) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person of its general creditors,
(c) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper with recourse, and (d) any agreement to give or do any of the foregoing.

        "LOC Reimbursement Obligation" shall have the meaning given in Section 2.02A of this Agreement.

        "LOC Utilization Fee" shall have the meaning given in Section 2.03A of this Agreement.

        "Loans" shall mean the loans made pursuant to Section 2.02.

        "Lock-Box Agreement" shall mean the Lock-Box Agreement between the Borrower and the Bank, substantially in the form of Exhibit A to be delivered pursuant to Section 5.01(a)(iii), as the same may from time to time be amended, modified, supplemented or extended.

        "Maximum F/X Commitment" shall mean $1,000,000.

        "Maximum Letter of Credit Commitment" shall mean $1,000,000.

        "Net Assets" shall mean, as at any date at which the same is to be determined, all of the assets as carried on the balance sheet of the Borrower and after appropriate deduction for any minority interests of any Subsidiaries, all as determined in accordance with GAAP.

        "Net Cash Flow" shall be determined at the end of each Fiscal Year, commencing with the Fiscal Year ending September 30,

1995, on the basis of the Borrower's audited financial statements for such Fiscal Year and shall mean, for any Fiscal Year for which the same is to be determined, an amount equal to (i) its Net Income, plus (ii) consolidated depreciation and amortization expense for such Fiscal Year and other non-cash items of the Borrower and its Subsidiaries, in each case to the extent deducted in determining consolidated net income, plus (iii) any net increase in consolidated deferred tax liabilities of the Borrower and its Subsidiaries as measured it the end of such Fiscal Year in comparison to the end of the preceding Fiscal Year, less (iv) aggregate payments of principal of the Loan made during such Fiscal Year, less (v) all Capital Expenditures made in cash during such Fiscal Year (but excluding any interest paid with respect to any Capital Expenditure which has been capitalized on the financial statements of the Borrower and its Subsidiaries, plus (the amount of any decreases) or less (the amount of any increases) in (vii) the "change in net working assets" during such Fiscal Year. For such purposes, "change in net working assets" shall mean the change, as determined at the end of such Fiscal Year, in the amount by which
(a) the sum of Accounts Receivable and Inventory of the Borrower and its Subsidiaries exceeds (b) the sum of accounts payable and accruals of the Borrower and its Subsidiaries.

        "Net Income" shall mean, for any period for which the same is to be determined, the consolidated net income of the Borrower and its Subsidiaries, calculated in accordance with GAAP.

        "Net Worth" shall mean, as at any date at which the same is to be determined, the amount by which (a) Net Assets exceeds (b) all Indebtedness of the Borrower less the amount of (i) contingent liabilities incurred due to the Letters of Credit and (ii) operating leases permitted by this Agreement.

        "Note" shall mean the revolving promissory note of the Borrower delivered pursuant to Section 2.03(b), as the same from time to time may be amended, modified, supplemented or extended.

        "Obligations" shall have the meaning given in Section 3.02 hereof.

        "Permitted Affiliates" shall mean collectively the Subordinated Lenders, International Industries, Inc. and Pro Four
Video Products, Inc.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

        "Plan" shall mean any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) as covered by any provision of ERISA and as maintained, or otherwise contributed to, or at any time during the five calendar year period immediately preceding the date of this Agreement was maintained or otherwise contributed to, by the Borrower, or any ERISA Affiliate of the Borrower for the benefit of the employees of the Borrower, or an ERISA Affiliate of the Borrower.

        "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof between the Borrower and the Bank, in the form of Exhibit D hereto, as the same may from time to time be amended, modified, supplemented, restated or extended, wherein the Borrower secures the Obligations to the Bank.

        "Prohibited Transaction" shall mean any "prohibited trans action" (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan for which transaction no statutory exemption is not available.

        "Regulations D, G, T, U and/or X" shall mean Regulations D, G, T, U and/or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Regulatory Change" shall mean the introduction of, or any change in, United States federal, state or local laws or regula tions (including Regulation
D) or treaties or foreign laws or regulations after the date of this Agreement or the adoption or making after such date of any interpretations, directives, guide lines or requests applying generally to a class of banks includ ing the Bank of or under any United States federal, state, or local rules or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "Related Documents" shall mean, collectively, the Note, the Pledge Agreement, the Landlord Waiver, the Subordination Agreement, the Lock-Box Agreement and the Letters of Credit, and all documents entered into in connection therewith.

        "Reportable  Event"  shall  mean any  "reportable  event"  des cribed in
Section 4043(b) of ERISA with respect to which the thirty-day notice requirement set forth in Section 4043(a) of ERISA has not been waived by the PBGC that occurs or has occurred in connection with any Plan.

        "Securities" shall mean all shares, options, interests, par ticipations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, including, without limitation, common stock, pre ferred stock, warrants, convertible debentures and all agree ments, instruments and documents convertible, in whole or in part, into any one or more of or all of the foregoing.

        "Subordinated Indebtedness" shall mean the indebtedness as defined in the Subordination Agreement.

        "Subordinated Lenders" shall mean collectively, Chugai
Boyeki Company Limited, Chugai Boyeki (America) Corp., and their successors and assigns.

        "Subordinated Note" shall mean the $2,000,000 Secured Promissory Note, dated as of October 5, 1993 from the Borrower to Chugai Boyeki Company Limited.

        "Subordination Agreement" shall mean the Subordination Agreement dated as of the date hereof, among the Bank, the Borrower and the Subordinated Lenders, as the same from time to time may be amended, modified, supplemented, restated or extended.

        "Subsidiary" shall mean, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

        "Subsidiary Guaranty" shall mean the guaranty of each Subsidiary to which the Bank consents, delivered pursuant to Section 7.19, as the same may from time to time be extended, amended, modified or supplemented.

        "Transaction Costs" shall mean the fees, costs and expenses payable by the Borrower pursuant to this Agreement or in connec tion herewith, including, without limitation, attorney's fees and expenses.

        Section 1.02. Accounting and Banking Terms. All accounting and banking terms not specifically defined herein shall be con strued in the case of accounting terms, in accordance with GAAP and, in the case of banking terms, in accordance with general practice among commercial banks in New York, New York.

                        ARTICLE 2. THE CREDIT FACILITIES

        Section 2.01. The Credit Facilities. At all times prior to the Commitment Expiration Date (or earlier termination of the Commitment Period hereunder), subject to the terms and conditions hereinafter set forth, the Bank agrees to make the following credit facilities available to the Borrower:

               (a) Facility. Subject to Section 2.02 hereof, a revolving credit facility under which the Borrower may request Loans from time to time on any Business Day during the Commitment Period in an aggregate principal amount which, together with the then outstanding aggregate principal amount of Loans to the Borrower and the aggregate face amount of all Letters of Credit then outstanding, would not exceed at any time outstanding the Commitment. The amount available for Loans at any time shall be determined in accordance with Section
2.02 hereof.

               (b) Letter of Credit Facility. A letter of credit facility in accordance with the terms of Article 2A hereof.

        Section 2.02. Loans. Subject to the terms and conditions hereof, the Bank agrees to make Loans to the Borrower from its Lending Office from time to time during the Commitment Period as provided in this Agreement in an aggregate principal amount at any one time outstanding, together with the then outstanding aggregate principal amount of all Letters of Credit, not to exceed (i) the Commitment, or (ii) if less, the Formula Amount. The Borrower may use the Commitment during the Commitment Period by borrowing, repaying Loans in whole or in part and reborrowing Loans; provided, however, that the aggregate principal amount of the Loans at any one time outstanding together with the then outstanding aggregate principal amount of all Letters of Credit, shall not exceed the amount permitted under the first sentence of this Section 2.02. The Loans shall mature on the Commitment Expiration Date and bear interest for the period from the respective Borrowing Dates thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rates per annum determined and payable as specified in Section 2.04 hereof.

        Section 2.03. Procedure for Borrowings. (a) Each Loan shall be made on the request made by the Borrower to the Bank. Each such request shall be, should the Bank request, confirmed immediately in writing, by delivery of a Notice of Revolving Loan Borrowing, in the form of Exhibit B hereto, specifying therein
(i) the requested Borrowing Date and (ii) the aggregate amount of the Loans therein requested to be made. Upon receipt of the request for borrowing, the Bank shall make the proceeds of the requested Loan available to the Borrower by crediting the account of the Borrower on the books of its Lending Office with the requested amount. The Bank shall render to the Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower, except to the extent that the Bank receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

        (b) The obligations of the Borrower to pay the principal of and interest on all Loans shall be evidenced by the Note duly executed and delivered by the Borrower substantially in the form of Exhibit C hereto. At the time of each Loan, and upon each payment of principal of each Loan, the Bank shall, and is hereby authorized to, make a notation on the schedule annexed to and constituting a part of the Note of the Borrower to which such Loan is being made, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that failure by the Bank to make any such notation shall not affect the obligations of the Borrower under the Note or this Agreement.

        Section 2.04.  Interest.

        (a) Rate of Interest. Each Loan shall bear interest on the unpaid principal amount thereof from the date such Loan is extended to the Borrower until such principal amount is paid in full at a rate or rates per annum determined in accordance with this Section 2.04. Each Loan shall bear interest at a rate per annum equal to the sum of (A) the Base Rate in effect from time to time, plus (B) the Applicable Margin, payable monthly, in arrears, on the last Business Day of each such month, commencing with the first of such dates to occur after the date of such Base Rate Loan and on the date the principal amount of such Loan shall be paid or prepaid, to the extent of the interest accrued on the principal amount of such Base Rate Loan so paid or prepaid. From and after the occurrence of any Event of Default under Section 10.01(a) hereof, and for so long as such Event of Default shall continue, the unpaid principal amount of each Loan and any other amount then due and payable but not yet paid hereunder shall bear interest at a rate per annum equal to the rate per annum in effect from time to time with respect to the Loan, plus two percent (2%) per annum, payable on demand.

        (b) Calculation of Interest. Interest shall be calculated on the daily outstanding amount of the Loans on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate on the Loans shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective. The Bank shall, as soon as practicable, notify the Borrower of the effective date and the amount of each such change in the Base Rate; provided, however, that any failure by the Bank to give the Borrower any such notice shall not affect the application of such change in the Base Rate. Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be, absent manifest error, presumed to be correct.

        Section 2.05 Indemnity. The Borrower agrees to indemnify the Bank and to reimburse and hold the Bank harmless from any loss, liability, cost or expense (including, without limitation, reasonable in-house and outside attorney's fees and expenses incurred in connection with any action or proceeding between the

Borrower and the Bank or between the Bank and any third party or otherwise), that the Bank may sustain or incur as a consequence of (a) default by the Borrower in the payment of principal of, or interest on, any Loan, (b) default by the Borrower in borrowing (or in fulfilling on or before the request Borrowing Date the applicable conditions set forth in Article 5 hereof with respect to such borrowing), or (c) default by the Borrower in making any prepayment after notice thereof has been given in accordance with Section 2.06 or 2.07 hereof; including, but not limited to, all losses, costs and expenses incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Bank in connection with such matters (including loss of anticipated profits caused by such liquidation or redeployment of such deposits or funds); provided; however; that the Borrower shall not have any obligation to the Bank under this Section 2.05 for any losses, costs or expenses directly caused by or resulting solely form the willful misconduct or gross negligence of the Bank. The Bank shall deliver to the Borrower a certificate as to the amount of such loss, liability, cost or expense, which certificate shall be conclusive in absence of manifest error. This covenant shall survive payment of the Loans and termination of this Agreement.

        Section 2.06. Mandatory Prepayments of Loans. If at any time the aggregate unpaid principal amount of the Loans outstanding plus the aggregate face amount of any Letters of Credit outstanding exceeds the lessor of the Commitment or the Formula Amount, the Borrower shall immediately repay such Loans, without premium or penalty, in a principal amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of repayment. Prepayments of Loans may be reborrowed as Loans in accordance with the terms hereof. If at any time following the repayment in full of the Loans pursuant to this paragraph 2.06 the aggregate face amount of any Letters of Credit outstanding exceeds the Formula Amount, the Borrower shall immediately pay to the Bank a principal amount equal to such excess as cash collateral for such Letters of Credit.

        Section 2.07.  Optional Prepayments of the Loans.

        (a) The Borrower may voluntarily prepay any Loan in whole at any time or in part from time to time, without premium or penalty.

        (b) The Borrower may, upon at least ten Business Days' prior written notice to the Bank, elect to terminate or permanently reduce the Commitment not more than once during any Fiscal Quarter in an amount not less than $250,000 with such additional increments in integral multiples of $100,000; provided, however, that (i) any reduction of the Commitment shall be accompanied by prepayment of Loans, together with accrued interest on the amount prepaid to the date of such prepayment, to the extent (if any) that the aggregate principal amount of the Loans then outstanding exceeds the amount of the Commitment as then reduced, (ii) any such termination of the Commitment shall be accompanied by prepayment in full of all Loans then outstanding; together with accrued interest thereon to the date of such prepayment and any unpaid commitment fee then accrued under Section 2.11(b) hereof, and by payment of a fee ("Commitment Reduction Fee") equal to two per cent of the amount so reduced or terminated in the first twelve months following the date of execution and delivery of this Agreement, and equal to one-half of one per cent of the amount so reduced or terminated in the second twelve months following the date of execution and delivery of this Agreement.

        Section 2.08. Payment; Debiting Accounts. All payments (including prepayments) to be made by any Borrower under this Agreement shall be made to the Bank at its Lending Office in New York, New York, in Dollars and in immediately available funds. All payments to be made hereunder by the Borrower shall be made without setoff, counterclaim or defense. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension; provided, however, that no such payments shall extend beyond the Commitment Expiration Date. The Borrower hereby authorizes the Bank to charge any account of the Borrower maintained at any office of the Bank with the amount of any principal, interest, fee, expense or other monetary obligation of the Borrower hereunder, including without limitation attorney's fees and expenses, and including principal and interest payable under the Note when it becomes due and payable under the terms hereof or thereof.

        Section 2.09. Loans Made By Bank. The Borrower hereby authorizes the Bank to make Loans to the Borrower and to use the proceeds thereof to pay any amount owed by the Borrower under this Article 2, or to pay the Borrower's debits to any accounts of the Borrower at the Bank.

        Section 2.10. Use of Loan Proceeds. The Borrower shall use the proceeds of the Loans to (i) refinance the Existing Loans; (ii) to fund the continuing working capital requirements of the Borrower and (iii) to purchase F/X Commitments, in an amount not to exceed any one time outstanding, the Maximum F/X Commitment.

        Section 2.11.  Fees.

               (a)  Commitment Fee.  The Borrower agrees to pay the
Bank a commitment fee from and including the date hereof to the Commitment Expiration Date, computed at the rate of one-half of one per cent (1/2%) per annum on the average daily amount by which the Commitment exceeds the aggregate amount of Loans outstanding, payable quarterly, in arrears, on the last Business Day of each month, commencing with the first such day following the date hereof, and on the Commitment Expiration Date; provided; however; that for purposes of this section 2.11(a), from the date hereof until June 30, 1996 only, the Commitment shall be deemed to be $3,250,000. Such fee shall be calculated on the basis of a 360-day year and actual days elapsed.

               (b) Collateral  Maintenance  Fee. The Borrower shall pay the Bank
(i) a collateral maintenance fee of $1,000 per month, payable in advance on the Initial Borrowing Date and on each month thereafter, plus (ii) $600 per man-day and all expenses for any audits conducted by the Bank at its discretion; provided, however, that prior to the occurrence of an Event of Default, the Bank may only conduct four audits per Fiscal Year at the Borrower's expense.

               (c) Closing Fees The Borrower and the Bank hereby acknowledge that the Borrower (A) has paid the Bank a deposit fee of $25,000 and (B)the Borrower will pay the Bank a non-refundable closing fee of $40,000, payable on the date hereof.

        Section 2.12.  Increased Costs.  If any Regulatory Change:

               (a) subjects the Bank to any tax of any kind whatsoever with respect to this Agreement, the Note, the Letters of Credit or any Loan or changes the basis of taxation of payments to the Bank of principal, interest, commitment fees, or any other amount payable hereunder in any of the foregoing (except for changes in the rate of tax on the overall net income of the Bank);

               (b) imposes, modifies or holds applicable to the Bank (or any corporation controlling the Bank) any reserve or capital adequacy requirements or liquidity ratios or requires the Bank or any corporation controlling the
Bank) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, the Bank; or

               (c) imposes on the Bank any other condition affecting this Agreement, the Note, the Letters of Credit or the Loans;

and the result of any of the foregoing is (i) to increase the cost to the Bank of making or maintaining Loans or the Letters of Credit therein or to reduce any amount received or receivable by the Bank hereunder, (ii) to require the Bank (or any corporation controlling the Bank) to make any payment to any fiscal, mone tary, regulatory or other authority calculated on or by reference to any amount received or receivable by the Bank under this agreement, the Letters of Credit or the Note, or (iii) to reduce the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), in any case by an amount deemed by the Bank to be material, then, in any such case, the Borrower shall promptly pay the Bank (or such corporation controlling the Bank), on its written demand, any additional amount necessary to compensate the Bank (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement, the Note, the Letters of Credit or the Loans, to gether with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Loans, calculated on the basis of a 360-day year for the actual days elapsed.


                     ARTICLE 2A. LETTERS OF CREDIT FACILITY

        Section 2.01A. Letters of Credit. At all times prior to the Commitment Expiration Date (or earlier termination of the Commitment Period hereunder), subject to the terms and conditions hereinafter set forth, the Bank agrees to issue for the account of the Borrower, (i) irrevocable documentary and/or standby letters of credit in the aggregate face amount not to exceed the Maximum Letter of Credit Commitment (such letters of credit individually being a "Letter of Credit" and collectively being the "Letters of Credit"; the beneficiaries under the Letters of Credit being the "Beneficiaries"). Payment under a Letter of Credit shall be available by drafts or demands for payment when accompanied by the documents specified by such Letter of Credit. Drawings under the Letters of Credit shall be payable solely in accordance with the terms thereof. The Letters of Credit shall provide that drawings thereunder must be presented to the Bank on or before the expiration date thereof and that the Bank may defer for three Business Days payment of any drawing made thereunder.

        Section 2.02A. Reimbursement Obligation. The Borrower agrees to reimburse the Bank for any amount paid by the Bank on drafts or demands for payment drawn or made or purporting to be drawn or made under the Letters of Credit (the Borrower's obligation so to reimburse the Bank hereinafter called the "LOC Reimbursement Obligation"). Each LOC Reimbursement Obligation owing to the Bank shall automatically be converted into, and shall be deemed to have been paid with the proceeds of a Loan made by the Bank on the date such LOC Reimbursement Obligation arises, whether or not an Event of Default or Default then exists or would be caused thereby, which Loan shall be subject to the prepayment provisions of this Agreement; provided, however, that upon the occurrence of an Event of Default the Bank may require by a notice to the Borrower immediate payment to the Bank of the amount of the LOC Reimbursement Obligation which would then exist if all outstanding Letters of Credit were drawn upon at that time. Any LOC Reimbursement Obligation which is not paid when due or converted into a Loan in accordance with the terms hereof shall bear interest, payable on demand, for each day on which said LOC Reimbursement Obligation remains unpaid, at a rate per annum equal to the interest rate borne by Loans, or if the Borrower is in default under the provisions of this sentence of Section 2.02A at the default rate stated in Section 2.04(a)(ii). The Borrower's obligation to reimburse the Bank in accordance with the terms hereof for all payments made by the Bank under each Letter of Credit and to pay interest on the unpaid amount of each LOC Reimbursement Obligation shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be terminated for any reason whatsoever.

        Section 2.03A. Letter of Credit Fees. As consideration for the issuance of the Letters of Credit, the Borrower shall pay to the Bank a fee (the "LOC Utilization Fee") on the face amount of all Letters of Credit at a rate per annum equal to one-eighth of one percent (1/8%) for each thirty day period or any portion thereof in which the LOC Reimbursement Obligation is outstanding. The LOC Utilization Fee shall be calculated on the basis of a year of 360 days for the actual number of days from the issuance of the Letters of Credit to the expiration date of each in arrears on the last Business Day of each month and shall be payable in arrears on the last Business Day of each month.

        Section 2.04A.  General Instructions:  Limitation on
Responsibility.  The Borrower hereby agrees that:

        (a) The Bank may accept or pay, as complying with the terms of a Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by a trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, successor or other legal representative of the party who is authorized under such Letter of Credit to draw or issue any drafts or other documents; and

        (b) The Bank may, without limiting any other provisions of this Agreement, accept documents of any character which comply with the provisions, definitions, interpretations and practices contained in The Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, and accept or pay any draft dated on or before the expiration of any time limit expressed in a Letter of Credit, regardless of when drawn and when or whether negotiated, provided the other required documents are dated prior to the expiration date of such Letter of Credit.

        Section 2.05A.  Reimbursement Obligation Absolute.  The
Borrower's obligation to pay the full amount of each LOC
Reimbursement Obligation, or to discharge the same with the
proceeds of a Borrowing hereunder, is absolute and unconditional, under all circumstances whatsoever, and shall not be affected by:

        (a) any lack of validity or enforceability of any Letter of Credit; or

        (b) any lack of validity or enforceability of this Agreement, the Note or any Related Document; or

        (c) any amendment or waiver of, or any consent to departure from this Agreement, the Note or any Related Document; or

        (d) any exchange, release or non-perfection of any col lateral or any release of any guarantor; or

        (e) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a Beneficiary, any transferee of a Letter of Credit (or any person for whom any such transferee may be acting), the Bank or any other Person, whether in connection with such Letter of Credit, this Agreement, the transactions contemplated herein or any unrelated transaction; or

        (f) any statement or any other document (including insurance), or endorsements thereof, presented under a Letter of Credit proving to be forged, fraudulent, invalid or uncollectible in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

        (g) any irregularity in the transactions with respect to which a Letter of Credit is issued, including, without limitation, any fraud by a Beneficiary; or

        (h) breach of contract between the Bank or the Borrower and a Beneficiary or any other third party; or

        (i) consequences of compliance with laws, orders, regulations or customs in effect in places of negotiation or payment of drafts under a Letter of Credit; or

        (j) failure of drafts to bear reference or adequate references to a Letter of Credit, or failure of any person to surrender a Letter of Credit or failure of any person to note the amount of any draft of a Letter of Credit, or forward documents as may be required by the terms of a Letter of Credit (each of which requirements the Borrower hereby waives even if included in such Letter of Credit); or

        (k) errors, omissions, interruptions or delays in trans mission or delivery of any messages, however sent and whether plain or in code or cipher, or errors in translation or in inter pretation of technical or other terms; or

        (l) any failure by any the Bank to honor its obligation to make Loans; or

        (m) without limiting the foregoing, any act or omission not done or omitted in bad faith.

        Section 2.06A. Non-Conforming Documents. In case of any variation between the documents called for by a Letter of Credit or the Borrower's instructions and documents accepted by the Bank, the Borrower shall be conclusively deemed to have waived any right to object to such variation with respect to any action of the Bank relating to such documents, and to have ratified and approved such action as having been taken at the Borrower's direction, unless the Bank has acted in bad faith or with gross negligence.

                          ARTICLE 3. SECURITY INTERESTS

        Section 3.01. Grant of Security Interest. The Borrower, to secure the Obligations (as said term is defined in Section 3.02 hereof), hereby assigns, pledges and grants to the Bank a continuing first and prior security interest in all of its rights, title and interests in and to all of the following property of the Borrower whether now owned or existing or hereafter acquired or arising and regardless of where located and all proceeds, products and substitutions thereof (all of the same being herein collectively referred to as the "Collateral"):


               (a)  ACCOUNTS:  All  present  and future  accounts,  receivables, contract rights, including, but not limited to, the Borrower's rights (including, without limitation, any and all rights to receive any payments) under any and all leases and/or agreements to which the Borrower is a party, chattel paper, instruments, documents, general intangibles and other rights to payment of any kind now or hereafter existing arising out of or in connection with the sale or lease of goods, merchandise or inventory or the rendering of services, including, without limitation, those which are not evidenced by instruments or chattel paper and whether or not they have been earned by performance; all proceeds of any letters of credit or insurance policies on which the Borrower is now (or may hereafter be) named as beneficiary; all claims against any third parties for advances or other financial accommodations or any other obligations whatsoever owing to the Borrower; all rights now or hereafter existing in and to all security agreements, leases, documents of title and other contracts securing, evidencing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, documents, general intangibles, other rights of payment or proceeds or to any such claims against third parties, together with all rights in any returned or repossessed goods, merchandise and inventory and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit (any and all such accounts, contract rights, chattel paper, instruments, documents, rights of payment, proceeds, claims and rights being hereinafter referred to as the "Accounts")

               (b) INVENTORY: All goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, including, without limitation whole goods, spare parts, components, supplies, mate rials and consigned goods; all raw materials, work-in-process, finished goods or materials or supplies of any kind, nature or description, used or consumed in the Borrower's businesses or which might be used in connection with the manufacture, assembling, packing, shipping, advertising, selling or finishing of such goods, merchandise and personal property; all returned or repossessed goods; and all documents of title or documents evidencing the same; in each instance whether now owned or hereafter acquired by the Borrower and wherever located, whether in the possession of the Borrower or of a bailee or other person for sale, storage, transit, processing, use or otherwise (all of the foregoing, collectively, being the "Inventory");

               (c) EQUIPMENT: All machinery, equipment and fixtures, including, without limitation, all manufacturing, assembling, packaging, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, trade fix tures, tools, tooling, molds, vehicles, vessels and all other goods of every type and description (other than Inventory), and all parts thereof and all accessions thereto, and all substitutions therefor and replacements thereof, in each instance whether now owned or hereafter acquired by the Borrower and wherever located (all of the foregoing, collectively, being the "Equipment");

               (d) GENERAL INTANGIBLES: All rights, interests, choses in action, causes of actions, claims and all other intangible property of the Borrower of every kind and nature (other than Accounts) in each instance whether now owned or hereafter acquired by the Borrower, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; all trademarks, non-compete agreements, service marks, trademark applications, patents, patent applications, tradenames, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights ; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to the Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against third parties (including carriers and shippers); all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which the Borrower is a beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to the Borrower; and all other intangible property, whether or not similar to the foregoing; in each instance, whether now or hereafter existing and however and wherever arising and all renewals thereof (all of the foregoing, collectively, being the "General Intangibles");

               (e) CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, all instruments, all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by the Borrower;
and

               (f) OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by the Borrower which now may be owned or hereafter may come into the possession, custody or control of the Bank, or any agent or affiliate of the Bank, in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of the Borrower, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated (other than the capital stock of the Borrower), and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans, advances and other financial accommodations, including, without limitation, loans, advances and other financial accommodations, made or extended under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the Collateral covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

        Section 3.02. Security for Obligations. This Agreement secures the full and prompt payment and performance of (a) all obligations and liabilities of the Borrower to the Bank now or hereafter existing under this Agreement, the Note and any other Related Document to which it is a party, and any other future loan, advance or financial accommodation made by the Bank in favor of the Borrower or any other person whose indebtedness to the Bank is guaranteed by the Borrower, whether for principal, interest, LOC Reimbursement Obligations, fees, indemnification, expenses or otherwise, and (c) all other obligations, liabilities, covenants and duties owing to the Bank from or by the Borrower of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Credit Agreement or any of the other Related Documents or under any other agreement, instrument or document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (all such obligations and liabilities described in the foregoing clauses (a), (b), (c) and (d) above being hereinafter collectively referred to as the "Obligations"). The Borrower and the Bank agree that they intend the security interest hereby granted to attach upon the execution of this Agreement.

        Section 3.03. Borrower Remains Liable. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Bank of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under any contracts and agreements included in the Collateral, and
(c) the Bank shall have no obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.



                    ARTICLE 4. REPRESENTATIONS AND WARRANTIES

        In order to induce the Bank to enter into this Agreement and to extend the financial accommodations hereunder, the Borrower represents and warrants to the Bank on the Initial Borrowing Date, unless otherwise specified, that:

        Section 4.01. Organization and Powers. (a) The Borrower is a corporation, duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (other than the state of its incorporation) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary and in which the failure to be so qualified would have a material adverse effect on its management, business, assets, properties, operations, prospects or condition
(financial or other) or on the ability of the Borrower to perform its obligations under this Agreement or any of the Related Documents to which it is a party. The Borrower has full power and authority to own its properties and assets and carry on its business as now conducted.

        Section 4.02. Power and Authorization. (a) The Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Agreement, the Note and such of the other Related Documents to which it is a party. The Borrower has taken all corporate action necessary to authorize the execution and delivery of, and the performance of its respective obligations under such documents and to make Borrowings under this Agreement. This Agreement, the Note and such of the other Related Documents to which it is a party, constitute legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. No consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency, which is material to the ability of the Borrower to perform its obligations under this Agreement, the Note or any of the Related Documents to which it is a party, is required in connection with the execution, delivery or performance by the Borrower of this Agreement, the Note or the other Related Documents to which it is a party, or the making of borrowings by the Borrower under this Agreement.

        Section 4.03. No Legal Bar. The execution, delivery and performance by the Borrower of this Agreement, the Note and such of the other Related Documents to which it is a party, and the making of borrowings hereunder by the Borrower, do not and will not (i) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or of the Articles of Incorporation or By-Laws of the Borrower, (ii) violate or contravene any provision of any order or decree of any court, governmental authority, bureau or agency to which the Borrower or any of its properties or assets is subject, or of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which the Borrower is a party or which purports to be binding upon it or any of its properties or assets, the violation or contravention of which would have a material adverse effect on the management, business, assets, properties, operations, prospects or condition (financial or other) of the Borrower or (iii) result in the creation or imposition of any Lien, charge or encumbrance on, or security interest in, any of the properties of the Borrower (other than as created pursuant to the Related Documents) pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

        Section 4.04. Litigation. Except as disclosed in Schedule 4.04 hereto, no litigation or administrative proceeding of or before any court or governmental body or agency is now pending, nor, to the best knowledge of the Borrower following reasonable inquiry, is any such litigation or proceeding now threatened, against the Borrower or any of its properties, involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $100,000, nor, to the best knowledge, upon due inquiry, of the Borrower is there a valid basis for the initiation of any such litigation or proceeding.

        Section 4.05. Solvency. Immediately after giving effect to the financing transactions contemplated hereby, the Borrower is solvent. For purposes of this
Section 4.05, the term "solvent" shall mean that, at the time of said determination, (i) the fair value of the Borrower's assets exceeds the aggregate sum of its liabilities (including, without limitation, contingent liabilities),
(ii) the Borrower is able to pay its debts as they mature, (iii) the property owned by the Borrower has a value in excess of the total aggregate sum required to pay its debts, and (iv) the Borrower has capital sufficient to carry on its business.

        Section 4.06. Assets and Properties. The Borrower has good title to all of its assets (tangible and intangible) owned by it, including without limitation the Collateral, and all such assets are free and clear of all Liens other than (i) Customary Permitted Liens, (ii) Liens in favor of the Bank and
(iii) Liens disclosed in Schedule 4.06 hereto. Substantially all of the assets and properties owned by, leased to or used by the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not have or is not reasonably likely to have a material adverse effect on the management, business, properties, assets, operations or condition (financial or other) of the Borrower.

        Section 4.07. The Collateral. The chief place of business and chief executive office of the Borrower, and the office where the Borrower keeps its records concerning its Accounts Receiv able, and each location where the Borrower keeps any of the Collateral is located at the addresses specified on
Schedule 4.07 hereto. The Borrower owns the Collateral in which it has granted a security interest in favor of the Bank pursuant to the Related Documents, free and clear of any lien, security interest charge or encumbrance, except as otherwise expressly permitted by this Agreement or the Related Documents or as otherwise disclosed in Schedule 4.06 hereto. All financing statements and filings required to be filed, and all other steps required to be taken, pursuant to this Agreement and the Related Documents, have been filed in the proper offices or have been taken, as the case may be, in all jurisdictions and offices where such filings or other steps are necessary to have been filed or taken, in order to cause the Bank to have, and the Bank has a valid, perfected, continuing and enforceable security interest in and Lien on the Collateral and such security interest and Lien ranks prior to any other security interest in or Lien upon the Collateral, except as set forth on
Schedule 4.06 hereto and pursuant to this Agreement or the Related Documents or as otherwise permitted hereunder.

        Section 4.08. Capitalization and Corporate Structure. The authorized capital stock of (i) the Borrower consists of 10,000,000 shares of Common Stock, and 2,788,228 shares of Common Stock are validly issued, fully paid and nonassessable, (ii) Vicon Industries (UK) Limited consists of 75,000 shares of ordinary stock and 25,000 shares of non-voting stock, of which 75,000 shares of ordinary stock are validly issued, fully paid and nonassessable, and 100% of such common stock is owned of record and beneficially by the Borrower, and (iii) Vicon Industries Foreign Sales Corporation consists of 1,000 shares of Common Stock of which 100 shares of common stock are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any shares of Common Stock or to pay any dividends on any shares of Common Stock, except in accordance with
Section 7.08 and 7.09, or to distribute to any holders of Common Stock any properties or assets of the Borrower. The Borrower has no Subsidiaries other
than  Vicon  Industries  (UK)  Limited  and  Vicon   Industries   Foreign  Sales
Corporation.

        Section 4.09. No Default. The Borrower is not in default in any material respect in the payment or performance of any of its respective material obligations for the payment of money or under any franchise, license or leasehold interest and no Default has occurred and is continuing with respect to the Borrower, the effect of any of which would have a material adverse effect on the management, business, properties, assets, operations, prospects or condition (financial or other) of the Borrower.

        Section 4.10. No Secondary Liabilities. There are no out standing contracts of guaranty or suretyship made by the Bor rower, nor is the Borrower subject to any other material contingent liability or obligation required to be shown on the financial statements of the Borrower, except (a) as shown on such financial statements previously furnished to the Bank, (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and
(c) as set forth on Schedule 7.01(g) hereto.

        Section 4.11. Taxes. The Borrower has filed, or caused to be filed, all federal, state, local and foreign tax returns that are required to be filed by it and has paid, or caused to be paid, all taxes, and interest and penalties thereon, on or before the due dates thereof. Except to the extent that reserves, determined in accordance with GAAP, therefor are reflected in the most recent audited financial statements of the Borrower: (a) there are no material federal, state or local tax liabilities of the Borrower due or to become due for any tax year ended on or prior to the date of the balance sheet included in the most recent financial statements of the Borrower, whether incurred in respect of or measured by the income of such entity, which are not properly reflected in the such balance sheet, and (b) there are no material claims pending or, to the best knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves, determined in accordance with GAAP, are reflected in the most recent audited financial statements.

        Section 4.12. Financial Statements and Condition. The audited financial statements of the Borrower as of September 30, 1993, September 30, 1994 and September 30, 1995 present fairly the financial position of the Borrower as of the dates of said statements, and the results of operations of the Borrower for the periods covered by said statements of earnings are in accordance with GAAP, except as disclosed therein. As of September 30, 1995, there are no material obligations or liabilities, direct or indirect, fixed or contingent, which are not reflected in such financial statements and that are required to be so reflected thereon under GAAP. No material adverse change in the manage ment, business, assets, properties, operations, prospects or condition (financial or otherwise) of the Borrower has occurred since September 30, 1995.

        Section 4.13. Compliance with ERISA. Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the IRC either (i) has been determined by the Internal Revenue Service to be so qualified and each trust created thereunder has been determined by the Internal Revenue Service to be tax-exempt under Section 501(a) of the IRC or (ii) has been or will be timely submitted to the Internal Revenue Service for such determinations, and the Borrower knows of any fact that would indicate that the qualified status of any such Plan, or the tax-exempt status of any trust created thereunder, has been materially adversely affected. No material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the IRC) or "waived funding deficiency" (within the meaning of Section 303 of ERISA or Section 412 of the IRC) has been incurred by any Plan. No material Reportable Event or material Prohibited Transaction has occurred with respect to any Plan. There are no "multiemployer plans" (within the meaning of Section 3(37) of ERISA) which are "pension plans" (within the meaning of Section 3(2) of ERISA) that are maintained, or otherwise contributed to, or have ever been maintained or otherwise contributed to, by the Borrower. The Borrower has neither incurred any material liability under Title IV of ERISA arising in connection with the termination of, or withdrawal from, any Plan covered or previously covered by Title IV of ERISA nor has any outstanding liability or obligation to the PBGC (other than for premiums). No Plan is currently under investigation, audit or review by the Internal Revenue Service or any other federal or state agency.

        Section 4.14. Retiree Health and Life Insurance Benefits. Except as described in Schedule 4.14, no retiree health or retiree life insurance benefits are provided under the terms of any Plan that is maintained, or otherwise contributed to, by the Borrower for the benefit of employees (including, without limi tation, any retired employees), except as may be required by law.

        Section 4.15. Patents and trademarks. The Borrower possesses sufficient valid patents, patent rights or licenses, trademark rights or trade name and trade rights to conduct its business as now operated, with no known conflict with valid patent rights or licenses, trademarks, trademark rights and trade names or trade rights of others which may reasonably be expected to have a material adverse effect on the management, business, properties, assets, operations or condition (financial or other) of the Borrower. Each such patent, patent right, license, trademark right, trade name and trade right is listed in
Schedule 4.15 hereto.

        Section  4.16.  Environmental  Matters.  Except as disclosed in Schedule
4.16 hereto, the Borrower and each parcel of real property owned or leased by it are in material compliance with all Environmental Laws; there are no conditions existing currently or likely to exist that would subject the Borrower to damages, penalties, injunctive relief or cleanup costs in an aggregate amount exceeding $50,000 under any Environmental Laws or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower; the Borrower is not a party to any litigation, governmental, regulatory or administrative proceedings involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $50,000, nor so far as is known by it, is any such litigation or administrative proceeding threatened against it, which asserts or alleges that the Borrower has violated or is violating Environmental Laws or that the Borrower is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, storage, discharge, leaking or other release of any hazardous substances or materials; the Borrower has obtained all applicable permits, licenses or authorizations from governmental authorities required under Environmental Laws relative to each parcel of real property owned or leased by it; the Borrower is in compliance with all terms and conditions of such permits, licenses and authoriza tions; and there are not now, nor to the best knowledge of the Borrower have there ever been, materials stored, spilled, deposited, treated, recycled or disposed of on, under or at any parcel of real property owned or leased by the Borrower, or stored, spilled, deposited, treated, recycled or disposed of at the direction of the Borrower, present in soils or ground water, that would require cleanup, removal or some other remedial action under Environmental Laws.

        Section 4.17. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to any other statute that regulates the incurring of indebtedness for borrowed money.

        Section 4.18. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation U), none of the obligations or liabilities of the Borrower are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the pro ceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock" or "margin securities", or in a manner which would breach of contravene any of Regulations G, T, U, or X.

        Section 4.19. Subsequent Funding Representations and Warranties. In order to induce the Bank to make any Loans after the Initial Borrowing Date, the Borrower hereby represents and warrants that, on and as of the date of the making of each Loan (a) the representations and warranties set forth in this
Article 4 are true and correct as if made on and as of such date, except for changes which occur and which are not prohibited by the terms of this Agreement.

        Section 4.20. Labor Relations. There are no material controversies pending between the Borrower and any of its employees, which in the aggregate, might have a material adverse effect on the management, business, assets, properties, operations, prospects or conditions (financial or other) of the Borrower.


Representations Concerning the Collateral

        Section 4.21. Collateral: Instruments, Etc. (a) None of the Collateral is evidenced by a promissory note or other instrument, except such promissory notes or other instruments as have been delivered to the Bank hereunder or will be delivered to the Bank prior to the initial borrowing date under the Credit
Agreement.

        Section 4.22.        Receivables.          All Receivables (i) represent
complete bona fide transactions (except for minimal training and installation) which require no further act under any circumstances on Borrower's part to make such Receivables payable by the account debtors, (ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent offsets or counterclaims, and (iii) do rot represent consignment sales, guaranteed sales, sale or return or other similar understanding or obligations of any Affiliate or Subsidiary of Borrower.

        Section 4.23. Name. The correct corporate name of the Borrower is Vicon Industries, Inc. and, except as set forth on Schedule 4.07 attached hereto and made a part hereof, the Borrower has no other corporate name or fictitious name and has not, during the immediately preceding five (5) years, been known under or used any other corporate or fictitious name.


                         ARTICLE 5. CONDITIONS PRECEDENT

        Section 5.01. Conditions Precedent to Initial Funding. The obligation of the Bank to make any Loan to the Borrower on the Initial Borrowing Date is subject to the fulfillment of the following conditions precedent:

               (a) The Bank shall have received on or before the Ini tial Borrowing Date each of the following documents and instru ments, each dated such date, in form and substance reasonably satisfactory to the Bank:

                      (i) (a) a certificate of the Secretary of the Borrower dated the Initial Borrowing Date, certifying that (I) attached thereto are true and complete copies of the resolutions of the Board of
        Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the borrowings hereunder by the Borrower and the execution, delivery and performance by the Borrower of the Note and such of the Related Documents to which it is a party, and (II) said resolutions are all the resolutions adopted by the Board of Directors of the Borrower in connection with the transactions contemplated thereby and are in full force and effect without modification as of such date;

                      (ii) (a) a copy of the Certificate of Incorporation of the Borrower certified as of a recent date by the Secretary of State of the jurisdiction of its incorporation; (b) a certificate of said Secretary of State as to the due organization, corporate existence and good standing of the Borrower as of a recent date; (c) certificates of good standing of the Secretary of State of each jurisdiction in which the Borrower is qualified to do business; and (d) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Initial Borrowing Date, certifying (I) that attached thereto is a true and complete copy of its By-laws as in effect on the date of such certification, (II) that its Certificate of Incorporation has not been amended since the date of the last amendment thereto indicated in the certificate of the Secretary of State furnished pursuant to clause (a) above, and (III) as to the incumbency and signatures of each of its officers executing this Agreement, the Note and such of the other Related Documents to which it is a party;

                      (iii) this Agreement, the Note, the Letters of Credit, if any, the Pledge Agreement, the Landlord Waivers, the Subordination Agreement and the Lock-Box Agreement, duly executed by all the parties thereto (other than the Bank) and the Borrower shall have established a lock-box account at the Bank and all steps shall have been taken to commence operation thereof;

                      (iv) evidence that all actions necessary or, in the opinion of the Bank and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Related Documents, have been duly taken and that there are no security interests senior to the security interests granted in favor of the Bank;

                      (v) an opinion of Schoeman,  Marsh & Updike,  LLP, counsel
        to  the   Borrower,   or  other  counsel   satisfactory   to  the  Bank,
        substantially in the form of Exhibit G hereto;

                      (vi) such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Bank or its counsel may deem appropriate;

                      (vii) a certificate of the Borrower signed on its behalf by its president or chief financial officer that (A) each of the Financial Covenants contained in Article VII is complied with by the Borrower, and calculating such covenants, (B) no material adverse change in the business, assets, properties, operations, prospects or the condition (financial or otherwise) of the Borrower has occurred since September 30, 1995, (C) no material litigation or administrative proceeding of or before any court or governmental body or agency is pending or threatened against the Borrower or any of its properties other than as disclosed in Schedule 4.04 hereto, and (D) the Borrower is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA, OSHA and all Environmental Laws;

                      (viii) the completed field audit of the Borrower by the Bank or a Person designated by the Bank of the Accounts Receivable, Inventory and accounting systems of the Borrower;

                      (ix) a certificate showing that, (A) after giving effect to (I) the issuance of the Letters of Credit, if any, requested by the Borrower (II) the consummation of all other transactions contemplated by this Agreement, and (III) all Transaction Costs, and (B) after subtracting trade payables (excluding trade payables to the Subordinated Lenders) 60 days or more past due and any uncovered book overdrafts, the Available Commitment is not less than $1,000,000;

                      (x) satisfactory review, in the Bank's sole sole discretion, of the books and records of the Borrower, all material contracts of the Borrower, including, but not limited to, vendor supply agreement, and all trade references of the Borrower;

                      (xii) evidence that the Existing Credit Facility has been satisfied in full (and all UCC termination statements signed by the appropriate Existing Lender which terminate all financing statement filed in favor of the Existing Lenders have been delivered to the Bank);

                      (xii) evidence that, as of the date hereof, the Borrower has paid all past and current premiums due and payable on its existing insurance policies, together with copies of insurance policies required hereby and all loss payee/additional insured endorsements, duly executed, required under the terms of this Agreement, to be delivered no later than the Initial Borrowing Date; and

                      (xiii) such other and further documents as the Bank and its counsel may have reasonably requested and all legal matters, incident to this Agreement, the transactions contemplated hereby, the Letters of Credit and the Loans shall be reasonably satisfactory to the Bank and its counsel;

               (b) At the time of the Initial Borrowing Date, the following statements shall be true and correct and the Bank shall have received a certificate of the Borrower signed on its behalf by a duly authorized officer of the Borrower, dated such date, stating that (i) the representations and warranties contained in this Agreement and in the Related Documents are true and correct on and as of such date before and after giving effect to the initial funding hereunder and to the application of the proceeds therefrom, as though made on or as of such date; and (ii) before and after giving effect to the initial funding hereunder, no Event of Default or Default shall have occurred or would result in such Event of Default.

               (c) The Bank shall have received, concurrently with the making of any Loan hereunder on the Initial Borrowing Date, payment in full of all amounts then due and payable under the terms of this Agreement, including, without limitation, (i) all of the fees payable to the Bank pursuant to Section 2.11 hereof, and (ii) all of the Bank's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Bank's in-house and outside counsel).

        Section 5.02. Conditions Precedent to Initial and Subsequent Fundings. The obligation of the Bank to make or convert any Loan (including any Loans to be made on the Initial Borrowing Date) shall be subject to the fulfillment of the following conditions precedent on or before the relevant Borrowing Date:

               (a) (i) the  representations  and warranties set forth in Section
4.21 of this Agreement and in the Related Documents shall be true and correct on and as of such Borrowing Date or Conversion Date as though made on and as of such date, (ii) the Borrower shall then be in compliance with all the terms and provisions of this Agreement and the Note and the other Related Documents to which it is a party, (iii) no Event of Default or Default shall have occurred and be continuing, and (iv) the Bank, if the Bank requests the same, shall have received a certificate of the Borrower signed on its behalf by its president or its chief financial officer to such effect;

               (b) the Bank shall have received, if it so requests, the legal opinion of counsel to the Borrower, in form and substance satisfactory to the Bank, as to the continuing accuracy of prior opinions, and as to any other matters on which the Bank may reasonably request a legal opinion;

               (c)  the  Bank  shall  have   received  such  other  and  further
documents, certificates, reports and other information and assurances with respect to the Borrower as the Bank may reasonably request; and

               (d) the Bank shall have  received  all fees  payable  pursuant to
Section 2.11 hereof and all other amounts due hereunder.


                        ARTICLE 6. AFFIRMATIVE COVENANTS

        The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or remains unpaid on account of the Note, or is otherwise due to the Bank under this Agreement or any Related Document, and for a period of 91 days thereafter, the Borrower shall comply with each of the following covenants:

        Section 6.01. Maintenance of Corporate Existence and Prop erties. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all of its other rights and franchises and comply with all laws applicable to it in all material re spects; continue to conduct its business substantially as now and proposed to be conducted; and, in all material respects, at all times, maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property in use or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        Section 6.02. Insurance. (a) The Borrower shall maintain or cause to be maintained with financially sound reputable insurers reasonably acceptable to the Bank, the insurance policies and programs listed on Schedule 6.02(a) hereto (including liability insurance) (which Schedule shall contain the information in clauses (i)-(iv) below) or substantially similar programs or policies and amounts or other programs, policies and amounts reasonably acceptable to the Bank. Such policies shall provide for 30 days prior notice to the Bank of any amendment, modification, cancellation or termination thereof. Not later than thirty (30) days prior the renewal, replacement or material modification of any policy or program, the Borrower shall deliver or cause to be delivered to the Bank a detailed schedule setting forth for each such policy or program: (i) the amount of such policy, (ii) the risks and amounts (with deductibles) insured against by such policy, (iii) the name of the insurer and each insured party under such policy, (iv) the policy number of such policy and (v) a comparison of such policy with the policy so renewed, replaced or modified. Not later than the Initial Bor rowing Date, the Borrower shall cause the Bank to be named as beneficiary or loss payee on any such property insurance.

               (b) Within one Business Day after receipt by the Bor rower of any insurance proceeds or a condemnation award in excess of $100,000, the Borrower shall provide to the Bank written notice (or telephone notice promptly confirmed in writing) thereof and a description of the property damaged, lost or taken. Such notice shall specify whether or not the property damaged, lost or taken will be restored or replaced, and if so, such notice shall also include a description of the plans, if any, to restore or replace such property; provided, however, that in the event that the amount of any such insurance proceeds or condemnation award exceeds $250,000, and if the Bank in its commercially reasonable discretion deems the subject property unrestorable or irreplaceable, the Borrower shall not restore or replace such property without the prior written consent of the Bank, and absent such consent, such insurance proceeds or condemnation award shall forthwith be paid to the Bank and applied to the Obligations of the Borrower then outstanding in such order as the Bank shall determine.

        Section 6.03. Punctual Payment. The Borrower shall duly and punctually pay the principal of and interest on the Note and any other amount due under this Agreement or any of the Related
Documents to which it is a party.

        Section 6.04. Payment of Liabilities. The Borrower shall pay and discharge in the ordinary course of business, all of its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for any of the same.

        Section 6.05. Compliance with Laws. The Borrower shall observe and comply with all applicable laws, statutes, rules, regulations or other requirements having the force of law, including, without limitation, all Environmental Laws, except where the failure to comply therewith will not have, and is not reasonably likely to have, a material adverse effect upon its management, business, assets, properties, operations, prospects or condition (financial or other) of such Person.

        Section 6.06. Payment of Taxes, Etc. The Borrower shall pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its property (including the Collateral), before the same shall become in default, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon such property or any part thereof; provided, however, that no such tax, assessment, charge, levy, claim need be paid and discharged so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto, but such tax, assessment, charge, levy, or claim shall be paid before the property subject thereto shall be sold to satisfy any Lien which had attached as security therefor.

        Section 6.07. Financial Statements and Certificates. The Borrower shall furnish to the Bank:

               (a) within 90 days after the end of each Fiscal Year, audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated and consolidating statements of income and changes in financial position of the Borrower and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP, including consolidated and consolidating financial reports with all related schedules and notes attached thereto, including comparative statements from the prior Fiscal Year, and prepared by, and with an unqualified certification of, independent public accountants satisfactory to the Bank, together with a (i) statement (A) stating whether or not such accountants have any knowledge that the Borrower and its Subsidiaries is then or has been in violation of any covenants pertaining to this Agreement or pertaining to any other debt covenant of the Borrower or its Subsidiaries and that, to the best of their knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute any such violation, and (B) certifying the amount of Net Cash Flow for such Fiscal Year, and (ii) accompanied by a certificate signed by the chief financial officer of the Borrower calculating and stating each of the financial covenants contained in
Article 9 and commenting upon the financial statements to an extent reasonably satisfactory to the Bank, as requested by the Bank;

               (b) within 45 days after the end of each Fiscal Quarter (other than the Fiscal Quarter ending on the last day of the Fiscal Year), quarterly unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries, each certified by the chief financial officer of the Borrower and prepared in accordance with GAAP (but without footnotes) subject to normal year-end adjustments, including comparative statements from the prior Fiscal Year, and accompanied by a certificate signed by the chief financial officer of the Borrower calculating and stating each or the financial covenants contained in Article 9 and commenting upon the financial statements to an extent reasonably satisfactory to the Bank, as requested by the Bank;

               (c) within 45 days after the end of each Fiscal Quarter, a certificate signed by the chief financial officer of the Borrower to the effect that, to the best of his knowledge, no Event of Default or Default has occurred and is continuing, or, if the Borrower or any Subsidiary shall be so in default or any such condition, event or act shall have occurred and be continuing, specifying each such default, condition, event or act and the nature and status thereof;

               (d) within 45 days after the end of each month, monthly unaudited consolidated and consolidating balance sheets and income statements of the Borrower and its Subsidiaries;

               (e) within 45 days prior to the end of each Fiscal Year, an annual updated long-range business and strategic plan, including cash flow and other financial projections (setting forth in detail the assumptions therefor) on a month-to-month basis for the Borrower and its Subsidiaries for the immediately following Fiscal Year;

               (f) as soon as available, a true copy of any "management letter" or other communication to the Borrower (or any of its Subsidiaries), its officers or its Board of Directors by its accountants regarding matters which arose or were ascertained during the course of the audit and which said accountants determined ought to be brought to management's attention;

               (g) appraisals of any of the assets of the Borrower as the Bank from time to time may reasonably request; and

               (h) as soon as practicable, such other information concerning the financial affairs and condition of the Borrower as the Bank may from time to time reasonably request.

        Section 6.08. Accounts and Reports. The Borrower shall keep accurate records and books of account in which full, accurate and correct entries will be made of all dealings or transactions in relation to its business and affairs.

        Section 6.09. Inspection; Audit. (A) The Borrower shall permit any authorized representative or agent designated by the Bank, to visit, inspect, audit and make extracts and/or copies of the properties and condition of the Borrower, including its books of account and accounts receivable, and the other Collateral, including, but not limited to, management letters prepared by independent accountants; and to discuss its affairs, finances and accounts with its officers and independent accountants at such times and as often as may be requested by the Bank, and to make and obtain such confirmations and examinations of the books and records of the Borrower as the Bank deems appropriate (including without limitation by means of verifications from the Borrower's account debtors). Borrower will deliver to the Bank any instrument necessary for the Bank to obtain records from any service bureau maintaining records for Borrower.

               (B) The Borrower shall provide to the Bank, at the request of the Bank made from time to time, environmental audit reports in form and substance satisfactory to the Bank.

        Section 6.10. Auditors. The Borrower shall at all times retain a firm of independent public accountants satisfactory to the Bank to act as the auditors of the Borrower, including, without limitation, to perform the auditing functions required under the terms of this Article 6.

        Section 6.11. ERISA. The Borrower shall (a) maintain each Plan so as to satisfy the qualification requirements of Section 401(a) of the IRC in all material respects, (b) contribute in a timely manner to each Plan amounts sufficient to satisfy in all material respects, the minimum funding requirements of Section 302 of ERISA and Section 412 of the IRC without any application for a waiver from any such funding requirements, (c) cause each Plan to comply in all material respects with applicable law (d) pay in a timely manner all required premiums to the PBGC, and (e) furnish to the Bank (i) as soon as possible and in any event within 30 days after the Borrower knows thereof, notice of the occurrence or expected occurrence of any ERISA Termination Event, waiver of the minimum funding requirement for any Plan or any material Prohibited Transaction with respect to any Plan.

        Section 6.12. Notice of Default, Litigation. The Borrower shall promptly give notice in writing to the Bank of (a) the occurrence of any Event of Default or any Default, or (b) the occurrence of any material litigation or proceedings affecting the Borrower or of any dispute between the Borrower or any Affiliate and any governmental regulatory body or any other person involving an individual claim in excess of $50,000 or claims in the aggregate in excess of $100,000.

        Section 6.13. Bank Accounts; Lockbox. The Borrower shall maintain at all times all corporate operating demand deposit and checking accounts with the Bank. The Lockbox Agreement will remain continuously in effect and will provide that all remittances from account debtors of the Borrower shall be credited to the Borrower's account one (1) Business Day after the Business Day that the Bank receives such remittances by wire transfer, electronic depository check or otherwise in immediately available funds

        Section 6.14. UCC Filings. Within 30 days of the Initial Borrowing Date, the Borrower shall deliver to the Bank UCC search reports evidencing (i) UCC filings made in each jurisdiction required pursuant to the terms of this Agreement on behalf of the Bank, and (ii) that such filings were made within 10 days of the Initial Borrowing Date.

                          ARTICLE 7. NEGATIVE COVENANTS

        The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or remains unpaid on account of the Note, or is otherwise due to the Bank under this Agreement or any Related Document, the Borrower shall comply with each of the following covenants:

        Section 7.01. Indebtedness. The Borrower shall not, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than:

               (a) Indebtedness of the Borrower to the Bank incurred pursuant to this Agreement or the Related Documents;

               (b) Indebtedness of the Borrower to the Subordinated Lenders incurred secured by liens which are subject to the terms of the Subordination Agreement;

               (c) Indebtedness of the Borrower which is unsecured (or secured by the Liens referred to in Section 7.02(c) and (d)) and incurred in the normal course of business in connection with installment purchases or Capitalized Leases of equipment or fixed assets, in an aggregate amount not exceeding $100,000 at any time outstanding;

               (d) taxes, assessments, and governmental charges with respect to the Borrower to the extent that payment thereof shall not at the time be required to be made pursuant to the provisions of Section 6.06 hereof;

               (e) current trade accounts payable or accrued, operating lease obligations and deferred liabilities other than for borrowed money, all incurred and continuing in the ordinary course of business, exclusive of trade accounts payable and operating lease obligations which shall remain unpaid for a period longer than six months after the same shall have become due and payable, unless they shall be contested in good faith and, where appropriate, by appropriate proceedings;

               (f)    Indebtedness expressly permitted by Section 7.04;
and

               (g) Indebtedness set forth on Schedule 7.01(g); provided; however; that (i) such Indebtedness shall be reduced, as scheduled on the date hereof, as set forth in the agreements evidencing such Indebtedness as noted in
Schedule 7.01(g) and (ii) with respect to item 3 on Schedule 7.01(g), the Loan Agreement shall never exceed $700,000 pounds sterling without the prior written consent of the Bank.

        Section 7.02. Liens. The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets, whether now owned or hereafter acquired (including the Collateral), except Liens arising under the Related Documents, and (a) Liens in favor of the Bank; (b) Customary Permitted Liens; (c) Liens in favor of the Subordinated Lenders which is subject to the terms of the Subordination Agreement; (d) Liens incurred in connection with the purchase or acquisition of equipment or fixed assets, as security for the deferred purchase or acquisition price of such equipment or assets, each of which Liens shall extend only to the equipment or fixed assets so purchased or acquired and shall secure only up to 100% of the deferred purchase or acquisition price thereof; provided, however, that the aggregate amount of all Indebtedness (excluding all Indebtedness owed by the Borrower to the Subordinated Lenders secured by liens which are subject to the terms of the Subordination Agreement) secured by such Liens shall not exceed at any time $250,000; and (e) Liens disclosed on Schedule 4.06.

        Section 7.03. Investments. The Borrower shall not, directly or indirectly, except as otherwise expressly permitted by Section 7.11, purchase or otherwise acquire any Securities of any Person, or make any direct or indirect loan, advance or other financial accommodation or any capital contribution to any Person, or make any investment in any Person, except investments in Cash Equivalents.

        Section 7.04. Contingent Obligations. The Borrower shall not, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or other obligation or liability of any Person other than, (a) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (b) warranties with respect to performance, and not relating to Indebtedness of any Person, which have been or are made in the ordinary course of business of such Person to its customers; and
(c) such contingent obligations as set forth on Schedule 7.01(g); provided; however; that (i) such Indebtedness set forth on Schedule 7.01(g) shall be reduced, as scheduled on the date hereof, as set forth in the agreements evidencing such Indebtedness as noted in Schedule 7.01(g) and (ii) with respect to item 3 on Schedule 7.01(g), the Loan Agreement shall never exceed $700,000 pounds sterling without the prior written consent of the Bank..

        Section 7.05. Fundamental Changes. (a) The Borrower shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve, or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or assets, whether now or hereafter acquired.

               (b)  The   Borrower   shall  not   purchase  or  acquire  all  or
substantially all of the business, properties, assets or Securities of any Person, or create or form any Subsidiary.

               (c) The Borrower shall not change the nature of its business as currently conducted or engage in any new business which is not an integral part of its business as currently conducted.

               (d) The Borrower shall not undergo any Change in Control.

        Section 7.06. Dispositions of Assets. The Borrower shall not assign, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of its assets, without the prior written consent of the Bank, except dispositions of (a) Inventory in the ordinary course of business; and (b) obsolete or replaced Equipment in an aggregate amount not to exceed $50,000 during each Fiscal Year.

        Section 7.07. Sales and Leasebacks. The Borrower shall not become liable directly or indirectly, with respect to any lease, whether a Capital Lease or any other lease, of any property (whether real or personal or mixed), whether now owned or here after acquired, which the Borrower has sold or transferred or is to sell or transfer to any other Person.

        Section 7.08. Issuances and Dispositions of Securities. The Borrower shall not make any change in its capital structure or issue any Securities, excluding any Securities issued pursuant to stock options set forth on Schedule
7.08 hereto, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

        Section 7.09. Dividends and Redemptions. (a) The Borrower shall not declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Securities on account of any shares of its Securities.

               (b) The Borrower shall not, directly or indirectly, purchase, redeem or retire or otherwise acquire any shares of its Securities, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

        Section 7.10. Amendment of Charter. The Borrower shall not make any amendment to its charter documents.

        Section 7.11. Transactions with Affiliates and Certain Other Persons. The Borrower shall not, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property and guarantees and assumptions of obligations of an

Affiliate) with any stockholder, officer, director, employee or Affiliate of the Borrower, other than (a) as otherwise expressly permitted by Sections 7.08, 7.09 and 7.12; (b) with the Permitted Affiliates provided such transactions are on an arm's-length, third-party basis; and (c) loans or advances to employees of the Borrower in an aggregate amount not exceeding $25,000 at any time outstanding.

        Section 7.12. Compensation. The Borrower shall not make any loans or other advances of money (other than salary to its officers and employees) to any stockholder, officer, director, employee or Affiliate of the Borrower, except as expressly permitted by Section 7.09 and 7.11.

        Section 7.13. Certain other Transactions. The Borrower shall not enter into any transaction that materially adversely affects the Collateral.

        Section 7.14. Fiscal Year. The Borrower shall not change its Fiscal Year.

        Section 7.15. Formula Amount. (A) The Borrower shall not request any Loan hereunder, which after giving effect to the making of such Loan, would cause at any time the aggregate principal amount outstanding under the Note to exceed the lesser of the Commitment or the Formula Amount, (B) the Borrower shall not purchase any F/X Commitment such that the principal amount of F/X Commitments outstanding at any one time shall exceed the Maximum F/X Commitment.

        Section 7.16. ERISA. The Borrower shall not be or become obligated to PBGC in excess of $50,000 or be or become obligated to the Internal Revenue Service with respect to excise or other penalty taxes provided for in Section 4975 of the Code in excess of $50,000. The Borrower shall not seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or
Section 412 of the IRC or engage in any material Prohibited Transaction with respect to any Plan.

        Section 7.17. Regulations G, T, U and X. The Borrower shall not apply, directly or indirectly, any part of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, or in violation of Regulation G, T, U or X.

        Section 7.18. Subsidiaries. The Borrower shall not form any new Subsidiary without the prior written consent of the Bank, and any such Subsidiary shall execute and deliver a Subsidiary Guaranty in form and substance satisfactory to the Bank.

        Section 7.19. Supplier Contracts. No change shall occur in any of material supplier contracts and arrangements of the Borrower which would have a material adverse effect on the financial condition of the Borrower.


        Section 7.20.  Minimum Payables to Subordinated Lenders.
The Borrower shall not permit its accounts payable to the Subordinated Lenders to be less than $5,000,000.

        Section 7.21. Minimum Availability. From the date hereof through and including June 30, 1996, the Borrower shall not permit, after subtracting trade payables (excluding trade payables to the Subordinated Lenders) 60 days or more past due and any uncovered book overdrafts, the Available Commitment to be less than $750,000.

                   ARTICLE 8. COVENANTS CONCERNING COLLATERAL

        Section 8.01.   Maintenance of Collateral.  (a) The
                        --------------------------
Borrower shall preserve and maintain the security interest created by this Agreement and will protect and defend its title to the Collateral so that the security interest so granted shall be and remain a continuing first and prior perfected security interest in the Collateral. The Borrower will not create, assume or suffer to exist any security interest or other lien or encumbrance in the Collateral except Permitted Liens.

               (b) The Borrower shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Bank may reasonably require.

        Section 8.02. Taxes, Etc. The Borrower shall pay all taxes, assessments and other charges lawfully levied or assessed upon its properties or upon any of the Collateral when due as and to the extent required by the Credit Agreement. If any such tax or other charge or assessment remains unpaid after the date fixed for its payment (except where the same may be contested in good faith by appropriate proceeding and the Borrower maintains in accordance with generally accepted accounting principles appropriate reserves for any of the same), or if any lien shall be claimed which in the Bank's opinion may possibly create a valid obligation having priority over the security interest granted hereby, the Bank may pay such taxes, assessments, charges or claims, without notice to the Borrower, and the amount of such payment shall be charged to the Borrower and the Borrower shall repay the entire amount of such payment within five business days of its receipt of a notice to do so given by the Bank. The amount of any payment made pursuant to this Section shall become an obligation of the Borrower secured by the security interest granted hereby.

        Section 8.03. Collection and Verifications of Collateral and Records. The Bank may at any time verify Borrower's Receivables utilizing an audit control company or any other agent of the Bank, which verification may include direct requests for verifications from the Borrower's customers and account debtors. At any time following the occurrence and continuance of an Event of Default, the Bank or the Bank's designee may notify customers or account debtors of the Bank's security interest in Receivables, collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until the Bank does so or gives Borrower other instructions, Borrower shall collect all Receivables for the Bank, receive all payments thereon for the Bank's benefit in trust as the Bank's trustee and immediately deliver them to the Bank in the original form with all necessary endorsements or, as directed by the Bank, deposit such payments as directed by the Bank. Promptly after the creation of any Receivables, Borrower shall provide the Bank with schedules describing all Receivables created or acquired by Borrower and shall execute and deliver confirmatory written assignments of such Receivables to the Bank, Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit the Bank's security interest or other rights in and to the Receivables. Borrower shall furnish, at the Bank's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as the Bank may require. Borrower shall also provide the Bank on a monthly (within thirty (30) days after the end of each month) or more frequent basis, as requested by the Bank, a detailed or aged trial balance of all of Borrower's existing Receivables specifying the names and balances due for each account debtor and such other information pertaining to the Receivables as the Bank may request. Borrower shall provide the Bank on a monthly (within thirty (30) days after the end of each month), or more frequent basis, as requested by the Bank, a summary report of Borrower's current Inventory, certified as true and accurate by Borrower's President or Chief Financial Officer, as well as an aged trial balance of Borrower's existing accounts payable. Borrower shall provide the Bank, as requested by the Bank, such other schedules, documents and/or information regarding the Collateral as the Bank may require.

        Section 8.04. Power of Attorney. Borrower hereby appoints the Bank or any other Person whom the Bank may designate as Borrower's attorney, with power to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Bank's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with account debtors; (iv) on or after the occurrence of an Event of Default, execute customs declarations and such other documents as may be required to clear Inventory through Customs; (v) do all things necessary to carry out this Agreement and any Related Document; and (vi) on or after the occurrence and during the continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by the Bank, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney. Neither the Bank nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to the Bank or in which the Bank has a security interest remains unpaid and until the Obligations have been fully satisfied.

        Section 8.05. Further Assurances. (a) The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Bank may request, in order to create, evidence, perfect or preserve any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will: (i) at the request of the Bank, mark conspicuously each chattel paper included in the Collateral and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Bank, indicating that such chattel paper is subject to the security interest granted hereby; (ii) if any account shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Bank hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may request, in order to create, evidence, perfect or preserve the security interests granted or purported to be granted hereby; and (iv) immediately deliver to the Bank, duly endorsed over to the Bank, all payments received from the City of New York, or any agency, instrumentality, department or branch thereof, whether they are in the form of checks, money orders, drafts, notes, bills of exchange, commercial paper or otherwise.

               (b) The Borrower hereby authorizes the Bank to file one or more financing or continuation statements, and amendments thereto, (including, without limitation, any filings with the United States Copyright Office and/or United States Patent and Trademark Office or in any similar office or agency of the United States thereof or in any other appropriate jurisdiction) relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. The Borrower hereby agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement where permitted by law.

               (c) The Borrower will furnish to the Bank from time to time, in addition to the information required to be delivered to the Bank by the other provisions of this Agreement, such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Bank may reasonably request, all in reasonable detail.

                         ARTICLE 9. FINANCIAL COVENANTS

        The Borrower covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or remains unpaid on account of the Note or is otherwise due to the Bank under this Agreement or any Related Document, it shall comply with each of the following covenants which shall be calculated for the Borrower based on a non-consolidating, stand alone basis:

        Section 9.01. Interest Coverage Ratio. The Interest Coverage Ratio shall be equal to or exceed as at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 1996, for such Fiscal Quarter, 1.0 to 1.0.

    Section 9.02. Maximum Indebtedness to Net Worth Ratio. As of the end of each Fiscal Quarter commencing March 31, 1996, the Indebtedness to Net Worth Ratio shall not exceed 2.25 to 1.0.

    Section 9.03. Net Income. Net Income shall not be less than the following amounts (which represent losses), for the following periods:

    (A)               Period:                     Amount:

          1/1/96  - 3/31/96                        [$220,000]
          4/1/96  - 6/30/96                        [$60,000]
          7/1/96  - 9/30/96                        [$60,000]
          10/1/96 - 12/31/96                           $0
          1/1/97  - 3/31/97                            $0
          4/1/97  - 6/30/97                            $0
          7/1/97  - 9/30/97                            $0

          For each Fiscal                              $0
          Quarter thereafter

    (B) In addition, for the Fiscal Year ending September 30, 1996, the Net Income shall not be less than, in the aggregate, a loss of $200,000.

    Section 9.04. Minimum Net Worth. Net Worth shall not be less than, the following amount for the following periods:

                      Period:                     Amount:

          1/1/96  - 3/31/96                        $8,100,000
          4/1/96  - 6/30/96                        $8,100,000
          7/1/96  - 9/30/96                        $8,200,000
          10/1/96 - 12/31/96                       $8,200,000
          1/1/97  - 3/31/97                        $8,200,000
          4/1/97  - 6/30/97                        $8,300,000
          7/1/97  - 9/30/97                        $8,400,000
          For each Fiscal                          $8,450,000
          Quarter thereafter

    Section 9.05. Maximum Capital Expenditures. During each of the Fiscal Years specified below, Capital Expenditures shall not exceed $500,000 per Fiscal Year.


                          ARTICLE 10. EVENTS OF DEFAULT

        Section 10.01. Events of Default. Each of the following events or conditions shall constitute an Event of Default under this Agreement:

        (a) the Borrower shall fail to pay (i) when due any principal of any Loan (including mandatory prepayments), (ii) any interest on any Loan or any LOC Reimbursement Obligation within two Business Days after its due date, (iii) any Loans in excess of the lesser of the Commitment or the Formula Amount within two Business Days, or (iv) any other amount due and payable hereunder or with respect to any Loan within five Business Days after its due date, in each case in the manner provided herein;

        (b) any representation, warranty or statement given in this Agreement or in any Related Document by any party thereto or in any certificate, opinion, report, financial statement or other written statement furnished at any time pursuant to this Agreement shall prove to be or have been untrue or misleading in any material respect as of the date on which it is made or deemed to be made;

        (c) the Borrower shall fail to perform, keep or observe in any respect any covenant or condition contained in Articles 5, 6 or 7 of this Agreement or in the Lock-Box Agreement or Pledge Agreement, or the Bank shall not have at any time a prior, sole, first perfected lien and security interest (subject to Customary Permitted Liens) in all of the Collateral;

        (d) (i) the Borrower or any other party to a Related Document shall fail to perform, keep or observe in any respect any other term, provision, condition, covenant, waiver, warranty or representation contained in this Agreement or in any Related Document to which it is a party that is required to be performed, kept or observed by the Borrower, or any party to a Related Document other than the Bank, and such failure shall continue for a period of 30 days;

               (e) any of the Related Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the parties thereto (other than the Bank) or any of such parties shall deny that it has any or further liability or obligation thereunder;

               (f) a default shall occur and be continuing and not be waived in writing upon the expiration of any applicable grace period under any debt or lease agreement, document, or instrument (other than this Agreement or any Related Document) to which the Borrower is a party or by which the Borrower is bound, and such default has, or if continued would have, a material adverse effect on the management, business, assets, properties, operations, prospects or condition (financial or other) of the Borrower;

               (g) the Borrower permits one or more judgments against it in excess of $250,000 in the aggregate (to the extent that such amount is not covered by insurance) to remain unstayed, unbonded or not discharged for a period of more than 60 days, unless such judgment is being contested in good faith and the Borrower has established reserves in accordance with GAAP that are satisfactory to the Bank;

               (h) a substantial part of any of the operations or business of the Borrower is suspended other than in the ordinary course of its business, which suspension has a material adverse effect on the management, business, assets, properties, operations, prospects or condition (financial or other) of the Borrower;

               (i) the Borrower commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to; approves of, or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt; or

               (j) there is commenced against the Borrower any case or proceeding or any other action is taken against the Borrower in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter exist ing; or there is appointed a receiver, trustee or custodian for the Borrower or for all or a substantial part of its properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Borrower; and any such event continues for 60 days undismissed, unbonded or undischarged; or

               (k) the occurrence of any Change in Control

        An Event of Default shall be deemed "continuing" until cured (if curable) or waived in writing in accordance with Section 11.06. For purposes of this Section 10.01 and Section 10.02, any Event of Default under Section 10.01(c) and (j) shall not be curable.

        Section 10.02. Remedies upon an Event of Default. (a) If any Event of Default shall have occurred and be continuing, the Bank may by notice to the Borrower (i) declare the commitment of the Bank to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Loans, all interest thereon, any accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loans to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding the foregoing, upon the occurrence of any of the events or conditions described in Section 10.01(i) or
(j) above, the commitment of the Bank to make Loans shall automatically be terminated and the Loans, all interest thereon and all accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loans shall im mediately become due and payable, without any requirement on the part of the Bank to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Bank, all of which are hereby expressly waived by the Borrower.

        (b) The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under applicable law and also may do any or all of the following:

                       (i) In the name of the Bank or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but the Bank shall be under no obligation so to do, and the Bank may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Borrower.

                      (ii) Enter upon the premises, or wherever the Collateral may be, and take possession thereof, and maintain such possession on the Borrower's premises, or demand and receive such possession from any person who has possession thereof, or remove the Collateral or any part thereof, to such other places as the Bank may desire, without any obli gation to pay the Borrower for any use and occupancy of such premises.

                      (iii) Without notice except as specified below and with or without taking the possession thereof, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Bank, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Bank may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower agrees that the Bank shall have no obligation to preserve rights in the

        Collateral against prior parties or to marshal any Col lateral for the benefit of any Person. The Bank is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing advertising for the sale of, and the selling of any Collateral, and the Borrower's rights under all licenses and franchise agreements shall inure to the Bank's benefit.

                        (iv) The Bank may, in addition to any other rights it may have under this Agreement or otherwise, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a "Receiver") of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights as the Bank has under this Agreement, at law or in equity. In exercising any such powers, any such Receiver shall act as and for all purposes shall be deemed to be the agent of the Borrower and the Bank shall not be responsible for any act or default of any such Receiver absent the gross negligence or wilful misconduct of the Bank or the Receiver. The Bank may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or other in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Bank. The Borrower agrees that any Receiver appointed by the Bank need not be appointed by, nor is his appointment required to be ratified by nor his actions in any way supervised by, a court.

                       (v) Apply, without notice, any cash or cash items constituting Collateral in the possession of the Bank (constructive or otherwise) to payment of any of the obligations.

                      (vi) The Bank may carry on or concur in the carrying on of, all or any part of the business or under takings of the Borrower and may, to the exclusion of all others, including the Borrower, enter upon, occupy and use all or any of the premises, buildings, plants and undertakings of or occupied or used by the Borrower and may use all or any of the Collateral of the Borrower for such time as the Bank sees fit, free of charge, to carry on the business of the Borrower and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship any Inventory. The Bank shall not be liable to the Borrower for any negligence in so doing or in respect of any rent, charges, depreciation or damages incurred in connection with such actions.

        The Borrower waives, to the extent permitted by applicable law, all rights of the Borrower to prior notice and hearing under any other applicable statute or constitution.

               (c) All cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as Collateral for, and/or then or at any time thereafter applied in whole or in part by the Bank against all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                            ARTICLE 11. MISCELLANEOUS

        Section 11.01. Notices. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective except as explicitly noted hereinabove (a) on the day on which delivered if delivered personally, or transmitted by telex or telegram or telecopier, or (b) three business days after the date on which the same is mailed, and shall be addressed:

        (a)    in the case of the Borrower, to:

                      Vicon Industries, Inc.
                      525 Broad Hollow Road
                      Melville, New York  11747
                      Attention:  Arthur D. Roche

               With a copy:

                      Schoeman, Marsh & Updike, LLP
                      60 East 42nd Street, Suite 3906
                      New York, New York 10165
                      Attention:  Michael Schoeman, Esq.

        (b)    in the case of the Bank, to:

                      IBJ Schroder Bank & Trust Company
                      One State Street
                      New York, New York  10004
                      Attention:  Kevin M. Madigan

               With a copy:

                      Pryor, Cashman, Sherman & Flynn

                      410 Park Avenue
                      New York, New York 10022
                      Attention:  Lawrence Remmel


or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

        Section 11.02. Survival of this Agreement. All covenants, agreements, representations and warranties made herein, or in the Related Documents or in any certificate delivered pursuant hereto or thereto shall survive the execution by the Borrower and deliv ery to the Bank of this Agreement, the Note and the other Related Documents and the making and repayment of the Loans hereunder, and shall continue in full force and effect so long as any Obligations of any Borrower remain outstanding and unpaid or this Agreement remains in effect.

        Section 11.03. Indemnity. The Borrower agrees to defend, protect, indemnify and hold harmless the Bank and each of its Affiliates, officers, directors, employees, agents, attorneys and consultants (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such indemnities whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any Federal, state or local, or foreign, laws or other statutory regulations, including, without limitation, Environmental Laws, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Related Documents, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee under or in connection therewith, any commitment of the Bank hereunder, or the making of the Loans, or the management of such Loans, or the use or intended use of the proceeds of any Loan, advance or other financial accommodation provided hereunder including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall have any obligation to any Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting primarily from the willful misconduct or gross negligence of such Indemnitee. The covenants of the Borrower contained in this Section 11.03 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Related

Documents and the full satisfaction of all other Obligations of the Borrower.

        Section 11.04. Costs, Expenses and Taxes. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of this Agreement, each of the Related Documents, and any other documents, instruments or agreements which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement; provided; that the costs, fees and expenses in this clause (i) shall be limited to $15,000 excluding disbursements,
(ii) all costs and expenses in connection with the audit, appraisal, valuation, investigation, and the creation, perfection, priority or protection of the Bank's Liens against the Collateral, including, without limitation, all costs and expenses (A) to pay or discharge taxes, liens, security interests or other encumbrances levied, placed or threatened against the Collateral and (B) for title and lien searches, filing and recording fees and taxes, duplication costs and corporate search fees, and (iii) all costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement and administration of this Agreement and each of the Related Documents and such other documents, instruments or agreements which may be delivered in connection with this Agreement.

               (b) Any and all payments by the Borrower under this Agreement or the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Bank,
(i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 11.04), the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (c) The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise in connection with the execution and delivery of this Agreement, any of the Related Documents or any of the other instruments, documents or agreements executed and/or delivered in connection herewith or therewith, or any payment made hereunder or in connection herewith (hereinafter collectively referred to as "Other Taxes").

               (d) The Borrower shall indemnify the Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 11.04) paid by the Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

               (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.04 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Related Documents and the full satisfaction of all other Obligations of the Borrower.

        Section 11.05. Further Assurances. (a) At any time and from time to time, upon the request of the Bank, the Borrower shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Bank may reasonably request in order to effect fully the intent and purposes of this Agreement and the Related Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loans, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Bank and its counsel.

               (b) The Borrower agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Bank may request, in order to create, evidence, perfect or preserve any security interest granted or purported to be granted hereby or by any Related Document or to enable the Bank to exercise and enforce its rights and remedies hereunder or under any Related Document with respect to any Collateral.

        Section 11.06. Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any of the Related Documents, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the Related Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

        Section 11.07. Marshalling, Recourse to Security: Payments Set Aside. The Bank shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Bank hereunder or under the Related Documents or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Bank, or the Bank enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revised and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

        Section 11.08. Dominion Over Cash; Setoff. (A) The Bank shall, at all times, have sole dominion and control over all bank accounts of the Borrower established pursuant to the Lock-Box Agreement pursuant to the terms thereof. The Borrower shall take all action requested from time to time by the Bank as necessary or appropriate to carry out the provisions of this Section (A).

               (B) In addition to any rights and remedies of the Bank now or hereafter provided by law, the Bank shall have the right, without prior notice to the Borrower, any such notice being ex pressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to set off and apply against any Obligation, whether matured or unmatured, of the Borrower, any amount owing from the Bank to the Borrower, at or at any time after the hap pening of any such Event of Default, and such right of setoff may be exercised by the Bank against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attach ment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Bank before the making, fil ing or issuance, or service on the Bank of, or of notice of, any such event or proceeding.

        Section 11.09. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and

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



the Bank, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

        Section 11.10. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

        Section 11.11. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. All judicial proceedings brought against the Borrower with respect to this Agreement or any Related Document may be brought in any state or federal court of competent jurisdiction in the State of New York and, by its execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 11.01 hereof, such service to become effective five (5) days after such mailing. The Borrower irrevocably waives (a) trial by jury in any action or proceeding with respect to this Agreement or any Related Document, and (b) any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any Related Document in any jurisdiction set forth above.

        Section 11.12. Performance of Obligations. The Borrower acknowledges and agrees that the Bank may, but shall have no obligation to, make any payment or perform any act required of the Borrower under this Agreement or any Related Document or take any other action which the Bank in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without liquidation, any action to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threaten any Collateral.

        Section 11.13. Assignment, Participations. The Bank may, at any time or times, assign (by novation), participate or syndicate its interests in the Loans and/or Letters of Credit without restriction. The Borrower agrees to cooperate with the Bank to effect assignments and/or participations made with respect hereto.


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



        Section 11.14. Entire Agreement. This Agreement, taken together with all of the Related Documents and all certificates and other documents delivered by the Borrower to the Bank, embodies the entire agreement and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

        Section 11.15. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

        Section 11.16. Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             VICON INDUSTRIES, INC.


                                    By:
                                       Name: Kenneth M. Darby
                                       Title: President



                                    IBJ SCHRODER BANK & TRUST COMPANY


                                    By:
                                       Name: Kevin M. Madigan
                                       Title: Vice President

                         Schedule 7.01(g) (Indebtedness)



1. Borrower's Guaranty of the Mortgage of Vicon Industries (UK) Limited to Chugai Boyeki Company Limited, dated , which as of December 27, 1995, approximately $369,000 pounds sterling remains outstanding under the Mortgage.

2. $1,000,000 Release Fee, which has been reduced to approximately $666,000 as of December 27, 1995, payable by the Borrower, pursuant to Paragraph 9 of the Consent of Overlandlord/Release Agreement between the Borrower and Allan V. Rose, dated January 1, 1993 which Release Fee becomes due pursuant to the Borrower's receipt of a Vacate Notice in connection with AVR Mart, Inc.'s option under paragraph 5 of the sublease dated as of January 1, 1993 between the Borrower and AVR Mart, Inc. or Allan V. Rose's right of termination under paragraph 8 of such Consent of Overlandlord/Release Agreement.

3. Borrower's Guaranty of the $700,000 pounds sterling Loan Agreement between Vicon Industries (UK) Limited and National Westminster Bank, PLC, to National Westminster Bank, PLC, dated .

                                PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT dated as of December 27, 1995 made by VICON INDUSTRIES, INC. (the "Pledgor"), in favor of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation (the "Pledgee"),

                              W I T N E S S E T H:

        WHEREAS, the Pledgor is the beneficial and record owner of all of the issued and outstanding shares (the "Shares") of Vicon Industries (UK) Limited ("Vicon UK") and Vicon Industries Foreign Sales Corporation ("Vicon Foreign", and together with Vicon UK, the "Companies"), which Shares are set forth on
Schedule 1 hereto (the "Pledged Shares"); and

        WHEREAS, the Pledgor has entered into a Credit and Security Agreement dated as of the date hereof (as it may hereafter be amended, extended, supplemented, modified or restated form time to time, the "Credit Agreement"; with the capitalized terms used herein, and not otherwise defined herein, having the meanings ascribed to them in the Credit Agreement) between the Pledgor and the Pledgee, pursuant to which the Pledgor has executed a $4,000,000 Note dated as of the date hereof in favor of the Pledgee (collectively, the "Note"); and


        WHEREAS, as a condition precedent to the Pledgee entering into the Credit Agreement, the Pledgee has required the Pledgor to grant, assign and pledge, and the Pledgor has agreed to grant, assign and pledge, to the Pledgee, a continuing first priority security interest in and to all its rights, title and interests in the Pledged Collateral (as hereinafter defined) to secure all of the obligations of the Pledgor to the Pledgee under the Credit Agreement, the Note and the other Related Documents;

        NOW, THEREFORE, the Pledgor, intending to be bound hereby, in consideration of the premises hereof, in order to induce the Pledgee to provide the Loans under and in accordance with the terms of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees with, and for the benefit of, the Pledgee as follows:

        SECTION 1. Pledge. The Pledgor hereby pledges and assigns to the Pledgee and grants to the Pledgee a continuing first and prior security interest in all of its rights, title and interests in and to the Pledged Shares of the Companies, whether now owned or existing or hereafter acquired or arising, including, without limitation, all income, cash, dividends or other distributions received therefrom, and all proceeds thereof, including, without limitation, proceeds received from any sale, financing or refinancing above the existing amount of debt so refinanced, and all products, substitutions, additions, changes and replacements thereof (all of the same being herein referred to as the "Pledged Collateral").

        SECTION 2. Security for Obligations. This Agreement secures (a) the indefeasible payment of all liabilities, obligations and indebtedness of any and every kind and nature heretofore, now or hereafter owing, arising, due or payable from the Pledgor to the Pledgee pursuant to the Credit Agreement, the Note and all other Related Documents to which the Pledgor is a party, however evidenced, created, incurred, acquired or owing, whether for principal, interest, fees, indemnification, expenses or otherwise, whether primary or secondary, direct or indirect, joint or several, contingent or fixed, or otherwise, including, without limitation, obligations of performance, now or hereafter given by the Pledgor to the Pledgee and whether arising by book entry, oral agreement or operation of law (all such obligations and liabilities described in the foregoing clauses (a) and (b) above being hereinafter collectively referred to as the "Obligations"). The Pledgor and the Pledgee hereby agree that they intend the security interest hereby granted to attach upon the execution of this Agreement.

        SECTION 3.  Delivery  of Pledged  Collateral.  (A) All  certificates  or instruments representing or evidencing the Pledged Collateral as of the date hereof or should the Pledged Collateral at any time be represented or evidenced by a certificate or instrument, such certificates or instruments shall be delivered to and held by or on behalf of the Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Pledgee. Upon the maturity of the Loans or upon the occurrence and continuation of an Event of Default under the Credit Agreement and/or the other Related Documents (any such event being an "Acceleration Default"), the Pledgee shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Collateral. In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

        (B) Should the Pledged Collateral at any time not be represented or evidenced by a certificate or instrument, the books and records of the Companies shall be marked to reflect the pledge and security interests granted to the Pledgee under this Agreement.

        SECTION 4. Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee as follows:

               (a) The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable and represent, as of the date hereof, 100% of the issued and outstanding capital stock of the Companies; and the Companies have no other outstanding securities, and no warrants, subscription rights or options are outstanding with respect thereto.

               (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Liens, adverse claims, security interests, options or other charges or encumbrances, except for the security interests created by this Agreement and security interests permitted pursuant to the terms of the Credit Agreement.

               (c) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected continuing first priority security interest in the Pledged Collateral, securing the indefeasible payment and performance of the Obligations.

               (d) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Persons is required to be obtained or made by the Pledgor either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, subject to applicable state and federal securities laws.

               (e) There are no restrictions on the transfer of the Pledged Collateral, except such, if any, as are imposed by operation of law or court order, and there are no options, warrants or rights pertaining thereto. The
Pledgor has the right to transfer the Pledged Collateral free of any encumbrances and without the consent of the creditors of the Pledgor (other than the Pledgee), any persons or any governmental agency whatsoever.

               (f) Neither the execution or delivery of this Agree ment, nor the consummation of the transactions contemplated here by, nor the compliance with or performance of the terms and con ditions of this Agreement by the Pledgor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) the by-laws or the certificate of incorporation (or an equivalent organizational document) of the Pledgor or the Companies or any agreement among the shareholders of the Pledgor or the Companies, (ii) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement or other agreement or instrument to which the Pledgor is a party or by which it is bound, or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Pledgor, subject to applicable state and federal securities laws.

               (g) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally.

               (h) Any assignee of all or any portion of the Pledged Collateral is entitled to receive payments with respect thereto without any defense, counterclaim, setoff, abatement, reduction, recoupment or other claim arising out of the actions of the Pledgor.

               (i) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Pledgor) pending or, to the best knowledge of the Pledgor, threatened affecting the Pledgor that involve the Pledged Collateral, this Agreement, the Credit Agreement, the Note or any of the other Related Documents.

               (j) All consents or approvals, if any, required as a condition precedent to or in connection with the due and valid execution, delivery and performance by the Pledgor of this Agreement have been obtained, subject to applicable state and federal securities laws.

        SECTION 5. Further Assurances. The Pledgor hereby agrees that at any time and from time to time, at its expense, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder, subject to applicable state and federal securities laws, with respect to any Pledged Collateral.

        SECTION 6. Voting Rights; Distributions, Etc. (a) So long as no Acceleration Default shall have occurred and be continuing:

               (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any other Related Document to which the Pledgor is a party; provided, however, that the Pledgor shall give the Pledgee prior written notice whenever the Pledgor shall exercise or refrain from exercising any such voting or other consensual right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

               (ii) The Pledgor shall be entitled to receive and retain any and all income, dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all:

                      (A) income,  dividends and  distributions  paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

                      (B) income, dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of contributed capital, capital surplus or paid-in-surplus; and

                      (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

        shall be forthwith delivered to the Pledgee to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with all necessary endorsements).

               (iii) The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the income, dividends or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

        (b) Upon the occurrence and during the continuance of an Acceleration Default:

               (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof and to receive the income, dividends and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such income, dividends and interest payments.

               (ii) All income, dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this
        Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with all necessary endorsements).

        SECTION 7. Transfers and Other Liens; Additional Interests. The Pledgor hereby agrees that it will not (i) sell or otherwise transfer or dispose of, or grant any interest in or option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interests under this Agreement and if allowed pursuant to the terms of the Credit Agreement.

        SECTION 8. Litigation Respecting the Pledged Collateral. In the event any action, suit or other proceeding at law, in equity, in arbitration or before any other authority involving or affecting the Pledged Collateral becomes known to or is contemplated by the Pledgor, the Pledgor shall give the Pledgee immediate notice thereof and if the Pledgor is contemplating such action, suit or other proceeding, the Pledgor shall be required to receive the written consent of the Pledgee prior to commencing any such action, suit or other proceeding, which consent shall not be unreasonably withheld or delayed.

        SECTION 9. Pledgee Appointed Attorney-in-Fact. (a) The Pledgor hereby appoints the Pledgee (and any officer or agent of the Pledgee with full power of substitution and revocation) the Pledgor's true and lawful attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion to (i) if an Acceleration Default is continuing, take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (I) to receive, endorse and collect all instruments made payable to the Pledgor representing any income, dividend or other distribution in respect of the Pledged Collateral or any part or proceeds thereof and to give full discharge for the same; and (II) to transfer the Pledged Collateral, in whole or in part, to the name of the Pledgee or such other Person or Persons as the

Pledgee may designate; take possession of and endorse any one or more checks, drafts, bills of exchange, money orders or any other documents received on account of the Pledged Collateral; collect, sue for and give acquittances for moneys due on account of the foregoing; withdraw any claims, suits, or proceedings pertaining to or arising out of the foregoing; take any other action contemplated by this Agreement; and sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing, and
(ii) at any time execute and record or file on behalf of the Pledgor any evidence of a security interest contemplated by this Agreement and any refilings, continuations or extensions thereof.

               (b) The powers of  attorney  which  shall be granted pur suant to
Section 9(a) hereof and all authority thereby conferred shall be granted and conferred solely to protect the Pledgee's interests in the Pledged Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the indefeasible payment and performance in full of the Obligations and shall not be terminated prior thereto or affected by any act of the Pledgor or by operation of law, including, but not limited to, dissolution, death, disability or incompetency of any Person, the termination of any trust, or the occurrence of any other event, and if the Pledgor should become bankrupt, insolvent, or come under the direct regulation of similar laws which affect the rights of creditors generally or any other event should occur before the indefeasible payment and performance in full of the Obligations and termination of the Credit Agreement, the Note and the other Related Documents, such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such event had not occurred and regardless of notice thereof.

        SECTION 10. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

        SECTION 11. Reasonable Care. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Col lateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for (i) ascertain ing or taking action with respect to calls, conversions, ex changes, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

        SECTION 12.  Remedies Upon Acceleration Default.

               (a) If any Acceleration Default shall have occurred and be continuing:

                      (i) The Pledgee may notify the obligors or other parties, if any, interested in any items of Pledged Col lateral of the interests of the Pledgee therein and of any action proposed to be taken with respect thereto, and inform any of those parties that all payments otherwise payable to the Pledgor with respect thereto shall be made by the Pledgee until all amounts due under the Credit Agreement, the Note and the other Related Documents have been indefeasibly paid in full;

                      (ii) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable. The Pledgor hereby agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                      (iii) Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Pledgee, be held by the Pledgee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Pledgee pursuant to Section 13 hereof) in whole or in part by the Pledgee against, all or any part of the Obligations in such order as the Pledgee shall elect. Any surplus of such cash or cash proceeds held by the Pledgee and remaining after the indefeasible payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may lawfully entitled to receive such surplus;
        and

                      (iv) The Pledgee may otherwise use or deal from time to time with the Pledged Collateral, in whole or in part, in all respects as if the Pledgee were the outright owner thereof.

               (b) Except as set forth in Section 12(a)(iii) hereof, the Pledgee shall have the sole right to determine the order in which Obligations shall be deemed discharged by the application of the Pledged Collateral or any other property or money held hereunder or any amount realized thereon. Any requirement of reasonable notice imposed by law shall be deemed met if such notice is in writing and is mailed, teletransmitted or hand delivered to the Pledgor at least five days prior to the sale, disposition or other event giving rise to such notice requirement.

               (c) The Pledgee shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by and in accordance with Subsection (a) above and shall apply the full proceeds in accordance with the provisions of this Agreement.

               (d) Notwithstanding the foregoing, none of the provi sions of this Section 12 shall confer on the Pledgee any rights or privileges that are not permissible under applicable law.

               (e) In connection with the provisions of this Agree ment, the Pledgor from time to time shall promptly execute and deliver, or cause to be executed and delivered, to the Pledgee such documents and instruments, shall join in such notices and shall take, or cause to be taken, such other lawful actions as the Pledgee shall deem necessary or desirable to enable it to exercise any of the rights with respect to the Pledged Collateral granted to it pursuant to this Agreement.

        SECTION 13. Expenses. The Pledgor will, upon demand, pay to the Pledgee the amount of all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the perfection, custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Pledgee hereunder, (iii) the failure by the Pledgor to perform or observe any of the provisions hereof, or
(v) any actual or attempted sale, assignment of rights or interests, or exchange of, or any enforcement, collection, compromise or settlement respecting the Pledged Collateral or any other property or money held hereunder, or any other action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to the power of attorney herein conferred, and all such expenses shall be deemed a part of the Obligations for all purposes of this Agreement and the Pledgee may apply the Pledged Collateral or any other property or money held hereunder to payment of or reimbursement of itself for such expenses. The Pledgor shall pay all such expenses on demand, together with interest thereon from the date the expense is paid or incurred by the Pledgee at an interest rate equal to that under the Note (computed on the basis of the actual number of days elapsed over a 360-day year).

        SECTION 14. Waivers and Amendments, Etc. The rights and remedies given hereby are in addition to all others however arising, but it is not intended that any right or remedy be exer cised in any jurisdiction in which such exercise would be pro hibited by law. No action, failure to act or knowledge of the Pledgee shall be deemed to constitute a waiver of any power, right or remedy hereunder, nor shall any single or partial exer cise thereof preclude any further exercise thereof or the exer cise of any other power, right or remedy. Any waiver or consent respecting any covenant, representation, warranty or other term or provision of this Agreement shall be effective only in the specified instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Pledgee at any time or times to require performance of, or to exercise its rights with respect to, any representation, war ranty, covenant or other term or provision of this Agreement in no manner shall affect its rights at a later time to enforce any such provision. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any right or power of the Pledgee hereunder respecting the Pledged Collateral and any other property or money held hereunder may at the option of the Pledgee be exercised as to all or any part of the same and the term the "Pledged Collateral" wherever used herein, unless the context clearly requires otherwise, shall be deemed to mean (and shall be read as) the "Pledged Collateral and any other property or money held hereunder or any part thereof". This Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or which such amendment or waiver is sought to be charged.

        SECTION 15. Notices. Any notice or other communication to be given or made to the Pledgee hereunder shall be sent or otherwise communicated to the Pledgee at: IBJ Schroder Bank &
Trust Company, One State Street, New York, New York 10004, attention: Kevin M. Madigan, with a copy to Messrs. Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York
10022, attention: Lawrence Remmel, or such other address and/or for such other attention as may be notified to the Pledgor in accordance with this Section 15. Any notice or other communication to be given to the Pledgor shall be sent or otherwise communicated to the Pledgor at: Vicon Industries, Inc., 525 Broad Hollow Road, Melville, New York 11747, attention:
Arthur D. Roche, with a copy to Schoeman, Marsh & Updike, LLP, 60 East 42nd Street, Suite 3906, New York, New York 10165 attention: Michael Schoeman, Esq., or such other address and/or for such other attention as may be notified to the Pledgee in accordance with this Section 15. Any notice or other communication to be given or made pursuant to this Agreement may be given or made by personal delivery, or by overnight courier, or by postage prepaid, registered or certified first class mail, return receipt requested, or by telecopy. All notices or other communications to be given or made pursuant to this Agreement shall be deemed to have been given or made when received as established, in the case of delivery by overnight courier, on the next Business Day and, in the case of delivery by mail, five Business Days after mailing.

        SECTION 16. Continuing Security Interest. This Agreement shall create a continuing first priority security interest in the Pledged Collateral and shall
(i) remain in full force and effect until the indefeasible payment in full or performance of the Obligations, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of the Pledgee and its successors, transferees and assigns. Upon the indefeasible payment in full or performance of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement.

        SECTION 17. Severability. In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the remaining provisions of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provision were deleted.

        SECTION 18. Survival of Representations, etc. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts due under the Credit Agreement, the Note and the other Related Documents have been indefeasibly paid in full. This Agreement shall remain and continue in full force and effect without regard to any modification, execution, renewal, amendment or waiver of any provision of any of the Credit Agreement, the Note and the other Related Documents.

        SECTION 19. Termination and Miscellaneous Provisions. This Agreement shall continue in full force and effect until all of the Obligations shall have been indefeasibly paid and satisfied. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and assigns. Section headings used herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        SECTION 20. Entire Agreement. This Agreement, the Credit Agreement and the other Related Documents contain the entire agreement of the parties and supersedes all other agreements, understandings and representations, oral or otherwise, between the parties with respect to the matters contained herein.

        SECTION 21. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of laws provisions. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

        IN WITNESS WHEREOF, the Pledgor, and the Pledgee have each caused this Agreement to be duly executed and delivered as of the date first above written.


                                            VICON INDUSTRIES, INC.



                                            By:
                                               Name: Kenneth M. Darby
                                               Title: President



                                            IBJ SCHRODER BANK & TRUST COMPANY


                                            By:
                                               Name: Kevin M. Madigan
                                               Title: Vice President


        The undersigned hereby acknowledges receiving notice of, and consents to, the foregoing Pledge Agreement and agrees to recognize all of the rights granted to the Pledgee therein and, to the full extent of its ability, to take all actions reasonably necessary to effectuate said rights and the purposes of the Pledge Agreement, as requested by the Pledgee pursuant to the terms thereof.

Date:          December 27, 1995


                                            VICON INDUSTRIES (UK) LIMITED


                                            By:
                                            Name: Kenneth M. Darby
                                            Title: Secretary


                                            VICON INDUSTRIES FOREIGN SALES
                                   CORPORATION


                                            By:
                                            Name: Kenneth M. Darby
                                            Title: President

                                   SCHEDULE 1

                                 PLEDGED SHARES


I. VICON INDUSTRIES (UK) LIMITED


Name of Holder:       No. of Shares:   Certificate No.:     Issue Date:

Vicon Industries, Inc.     750               1            June 24, 1981

Vicon Industries, Inc.     74,250            2         October 10, 1981


II. VICON INDUSTRIES FOREIGN SALES CORPORATION


Name of Holder:     No. of Shares:     Certificate No.:     Issue Date:

Vicon Industries, Inc.      100              1          January 1, 1985

                             VICON INDUSTRIES, INC.

                              OFFICER'S CERTIFICATE


        Pursuant to the terms of the Credit and Security Agreement dated as of December 27, 1995, between Vicon Industries, Inc. (the "Borrower") and IBJ Schroder Bank & Trust Company (the "Agreement"), the undersigned officer of the Borrower hereby certifies, in his capacity as Executive Vice President of the Borrower, as set forth below. Terms used herein which are defined in the Agreement have the respective meanings specified in the Agreement.

        1. The representations and warranties of the Borrower contained in the Agreement and in each of the other Related Documents are true and correct on and as of the date hereof.

        2. The Borrower has duly performed and complied with all the terms, provisions and conditions set forth in the Agreement , including, without limitation, each of the financial covenants contained in Article IX, or in any other Related Document to which it is a party on its part to be observed or performed.

        3. No Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by the Borrower of the Agreement or any of the other Related Documents to which they are a party.

        4. Neither the Borrower nor any of its Subsidiaries are in default in the payment or performance of any of their respective obligations under any
mortgage,  indenture,  security  agreement,   contract,   undertaking  or  other
agreement or instrument to which they are a party or which purports to be binding upon them or any of their respective properties or assets, which default would have a material adverse effect on the management, business, operations, properties, assets or condition (financial or otherwise) of the Borrower or such Subsidiary, as applicable.

        5. The Borrower and each of its Subsidiaries are in compliance with all applicable statutes, laws, rules, regulations, orders and judgements, the contravention or violation of which would have a material adverse effect on the management, business, operations, properties, assets or condition (financial or otherwise) of the Borrower or such, as applicable.

        6. There has occurred no material adverse change in the business or assets, or in the condition (financial or otherwise) of the Borrower since November 24, 1995, the date of the last financial statements previously delivered to the Bank.

        7. There are no litigation or administrative proceedings, of or before any court or governmental body or agency now pending, nor, to the best knowledge of the undersigned upon reasonable inquiry, now threatened against the Borrower or any of its respective properties, nor, to the best knowledge of the undersigned upon reasonable inquiry, is there a valid basis for the initiation of any such litigation or proceeding, which if adversely determined would have a material adverse effect on the business, assets or condition (financial or otherwise) of the Borrower.



        IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of December, 1995.


                                            VICON INDUSTRIES, INC.


                                            By:
                                                   Name: Arthur D. Roche
                                                   Title: E.V.P.

                             VICON INDUSTRIES, INC.



                      RESOLUTIONS OF THE BOARD OF DIRECTORS




        The undersigned, being the sole members of the Directors of Vicon Industries, Inc., a New York corporation (the "Corporation") do hereby adopt the following resolutions:

               RESOLVED, that (i) the Credit and Security Agreement dated as of the date hereof (the "Credit Agreement") between the Corporation and IBJ Schroder Bank & Trust Company (the "Bank"), (ii) the $4,000,000 Promissory Note (the "Note") from the Corporation to the Bank, (iii) the Pledge Agreement dated as of the date hereof (the "Pledge Agreement") between the Corporation and the Bank, (iv) the Lock-Box Agreement dated as of the date hereof (the "Lock-Box Agreement") between the Corporation and the Bank, and (v) any other documents or certificates required pursuant to the terms and conditions of the Credit Agreement, each in a substantially final form previously delivered to the Directors of the Corporation, are hereby approved; and further

               RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to execute and deliver for and on behalf of the Corporation the Credit Agreement, the Note, the Pledge Agreement, the Lock-Box Agreement and other documents and certificates required pursuant to the terms and conditions of the Credit Agreement, with such further changes therein and modifications thereof as the officers executing the same shall, in their sole discretion, approve, and all instruments, documents, agreements or financing statements which such officers determine are necessary or desirable to effectuate the performance of such Credit Agreement, Note, Pledge Agreement, Lock-Box Agreement and other documents and certificates required pursuant to the terms and conditions of the Credit Agreement, such approval to be conclusively evidenced by their execution and deliver thereof, and to affix the corporate seal of the Corporation thereto, where applicable; and further

               RESOLVED, that this Resolution be filed with the minutes of proceedings of the Board of Directors of the Corporation.

Dated:         December 27, 1995

                              REVOLVING CREDIT NOTE



$4,000,000                          DECEMBER 27, 1995
                                                             NEW YORK, NEW YORK


            FOR VALUE RECEIVED, VICON INDUSTRIES, INC., A NEW YORK CORPORATION (THE "BORROWER"), PROMISES TO PAY TO THE ORDER OF IBJ SCHRODER BANK & TRUST COMPANY (THE "BANK") ON THE COMMITMENT EXPIRATION DATE SPECIFIED IN THE AGREEMENT HEREINAFTER REFERRED TO, AT THE OFFICE OF THE BANK LOCATED AT ONE STATE STREET, NEW YORK, NEW YORK, OR AT SUCH OTHER PLACE AS THE BANK MAY SPECIFY FROM TIME TO TIME, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA AND IN IMMEDIATELY AVAILABLE FUNDS, THE PRINCIPAL SUM OF THE LESSER OF (A) FOUR MILLION DOLLARS ($4,000,000), AND (B) THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF ALL LOANS MADE BY THE BANK TO THE BORROWER PUR SUANT TO SECTION 2.02 OF THE AGREEMENT. THE BORROWER FURTHER PROMISES TO PAY INTEREST IN LIKE MONEY AND FUNDS TO THE BANK AT ITS OFFICE SPECIFIED ABOVE ON THE UNPAID PRINCIPAL AMOUNT OF THE LOANS FROM AND INCLUDING THE DATE THEREOF UNTIL PAYMENT IN FULL AT THE RATE OR RATES AND ON THE DATES DETERMINED IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT. THE BANK IS HEREBY AUTHORIZED TO RECORD THE DATE, AMOUNT AND INTEREST RATE OF EACH LOAN EVIDENCED BY THIS NOTE AND THE DATE AND AMOUNT OF EACH PAYMENT OR PREPAYMENT OF PRINCIPAL HEREOF ON THE SCHEDULE ANNEXED HERETO AND MADE A PART HEREOF, OR ON A CONTINUATION THEREOF WHICH SHALL BE ATTACHED HERETO AND MADE A PART HEREOF, AND ANY SUCH NOTATION SHALL BE CONCLUSIVE AND BINDING FOR ALL PURPOSES ABSENT MANIFEST ERROR; PROVIDED, HOWEVER, THAT FAILURE BY THE BANK TO MAKE ANY SUCH NOTATION SHALL NOT AFFECT THE OBLIGATIONS OF THE BORROWER HEREUNDER OR UNDER THE AGREEMENT.

            IF ANY PAYMENT ON THIS NOTE BECOMES DUE AND PAYABLE ON A DAY OTHER THAN A BUSINESS DAY (AS DEFINED IN THE AGREEMENT), THE PAYMENT THEREOF SHALL BE EXTENDED TO THE NEXT SUCCEEDING BUSINESS DAY, AND, WITH RESPECT TO PAYMENTS OF PRINCIPAL, INTEREST THEREON SHALL BE PAYABLE AT THE THEN APPLICABLE RATE DURING SUCH EXTENSION.

            THIS NOTE IS THE NOTE REFERRED TO IN THE CREDIT AND SECURITY AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN THE BORROWER AND THE BANK (AS THE SAME MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE "AGREEMENT"), AND IS ENTITLED TO THE BENEFITS THEREOF AND IS SUBJECT TO OPTIONAL AND MANDATORY PREPAYMENT IN WHOLE OR IN PART AS PROVIDED THEREIN. TERMS USED BUT NOT DEFINED IN THIS NOTE HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE AGREEMENT.

            THE BORROWER SHALL USE ALL OF THE PROCEEDS OF THE LOANS IN ACCORDANCE WITH SECTION 2.10 OF THE AGREEMENT.

            UPON THE OCCURRENCE OF ANY ONE OR MORE OF THE EVENTS OF DEFAULT SPECIFIED IN THE AGREEMENT, ALL AMOUNTS THEN REMAINING

UNPAID ON THIS NOTE MAY BE DECLARED TO BE OR MAY AUTOMATICALLY BECOME IMMEDIATELY DUE AND PAYABLE AS PROVIDED IN THE AGREEMENT.

            PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DISHONOR, PROTEST, NOTICE OF PROTEST AND ALL OTHER DEMANDS AND NOTICES IN CONNECTION WITH THE DELIVERY, PERFORMANCE AND ENFORCEMENT OF THIS NOTE ARE HEREBY WAIVED, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE AGREEMENT.

            NOTWITHSTANDING ANY PROVISIONS CONTAINED HEREIN OR IN THE AGREEMENT TO THE CONTRARY, THE INDEBTEDNESS EVIDENCED BY THIS NOTE SHALL NOT (I) BE SUBORDINATED TO CLAIMS OF ANY TRADE CREDITORS OF THE BORROWER OR (II) BE SUBORDINATED IN RIGHT OF PAYMENT TO THE PAYMENT OF ANY EXISTING OR FUTURE UNSECURED INDEBTEDNESS OF THE BORROWER.

            THE OBLIGATIONS OF THE BORROWER TO MAKE PAYMENTS WHEN DUE OF ANY MOUNT OWING UNDER THIS NOTE ARE ENTITLED TO THE BENEFITS OF THE COLLATERAL SECURITY PROVIDED FOR IN THE AGREEMENT AND THE PLEDGE AGREEMENT.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTER PRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS CONTAINED IN THE AGREEMENT.

            THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO
THIS NOTE AND AGREES THAT ANY SUCH DISPUTE SHALL, AT THE OPTION OF
THE BANK, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


                                                    VICON INDUSTRIES, INC.


                                                    BY:
                                                        NAME: KENNETH M. DARBY
                                                        TITLE: PRESIDENT

                                    SCHEDULE
                                     TO NOTE
                           DATED DECEMBER 27, 1995 OF
                            VICON INDUSTRIES, INC. TO
                        IBJ SCHRODER BANK & TRUST COMPANY




                                AMOUNT OF        UNPAID
            AMOUNT              PRINCIPAL        PRINCIPAL             NOTATION
DATE        OF LOAN             PAID             BALANCE               MADE BY

                             VICON INDUSTRIES, INC.

                             SECRETARY'S CERTIFICATE


            I, ARTHUR D. ROCHE, THE DULY ELECTED SECRETARY OF VICON INDUSTRIES, INC., A NEW YORK CORPORATION (THE "COMPANY"), DO HEREBY CERTIFY THAT:

            1. ATTACHED HERETO AS EXHIBIT A IS A TRUE, CORRECT, AND COMPLETE COPY OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY, DULY CERTIFIED BY THE SECRETARY OF STATE, WHICH CERTIFICATE OF INCORPORATION HAS NOT BEEN AMENDED SINCE THE DATE OF THE LAST AMENDMENT THERETO INDICATED IN SUCH CERTIFICATE ISSUED BY THE SECRETARY OF STATE. THE CERTIFICATE OF INCORPORATION IS IN EFFECT ON THE DATE HEREOF AND HAS NOT BEEN SUBSEQUENTLY AMENDED.

            2. ATTACHED HERETO AS EXHIBIT B IS A TRUE, CORRECT, AND COMPLETE COPY OF THE BY-LAWS OF THE COMPANY AS IN EFFECT ON THE DATE HEREOF, TOGETHER WITH ALL AMENDMENTS THERETO.

            3. ATTACHED HERETO AS EXHIBIT C IS A CERTIFICATE, DULY CERTIFIED BY THE SECRETARY OF STATE, AS TO THE DUE ORGANIZATION, CORPORATE EXISTENCE AND GOOD STANDING OF THE COMPANY, AND CERTIFICATES OF GOOD STANDING FOR THE COMPANY, DULY CERTIFIED WITHIN 10 DAYS PRIOR TO THE DATE HEREOF BY THE SECRETARY OF STATE OF EACH JURISDICTION IN WHICH THE COMPANY IS QUALIFIED TO DO BUSINESS.

            4. ATTACHED HERETO AS EXHIBIT D IS A TRUE, CORRECT, AND COMPLETE COPY OF THE RESOLUTIONS DULY ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY DATED AS OF THE DATE HEREOF APPROVING, AMONG OTHER THINGS, THE EXECUTION, DELIVERY AND PERFORMANCE BY THE COMPANY OF THE CREDIT AND SECURITY AGREEMENT DATED AS OF THE DATE HEREOF AMONG THE COMPANY AND IBJ SCHRODER BANK & TRUST COMPANY (THE "CREDIT AGREEMENT"), THE BORROWINGS THEREUNDER, THE NOTE, THE RELATED DOCUMENTS AND ANY OTHER DOCUMENTS CONTEMPLATED IN CONNECTION THEREWITH TO WHICH THE COMPANY IS A PARTY. SUCH RESOLUTIONS HAVE NOT BEEN RESCINDED OR MODIFIED AND ARE IN FULL FORCE AND EFFECT ON THE DATE HEREOF, AND SUCH RESOLUTIONS CONSTITUTE ALL THE RESOLUTIONS ADOPTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

            5. EACH OF THE INDIVIDUALS NAMED BELOW IS A DULY ELECTED, QUALIFIED AND ACTING OFFICER OF THE COMPANY, HOLDING THE OFFICE SET FORTH OPPOSITE HIS/HER NAME AND HAS BEEN AUTHORIZED IN THE RESOLUTIONS ATTACHED HERETO AS EXHIBIT D TO EXECUTE ALL DOCUMENTS MENTIONED IN OR CONTEMPLATED BY SAID RESOLUTIONS, INCLUDING, WITHOUT LIMITATION, THE CREDIT AGREEMENT, THE NOTE, THE RELATED DOCUMENTS AND SUCH OTHER DOCUMENTS CONTEMPLATED IN CONNECTION THEREWITH; AND THE SIGNATURES SET FORTH OPPOSITE THEIR NAMES AS FOLLOWS ARE THEIR GENUINE
SIGNATURES:

NAME:                                  OFFICE:                    SIGNATURE:

ARTHUR D. ROCHE                        SECRETARY/ E.V.P.

KENNETH M. DARBY                       PRESIDENT/C.E.O.


            CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE DEFINED IN THE CREDIT AGREEMENT AND ARE USED HEREIN WITH THE SAME MEANINGS AS ASCRIBED TO THEM THEREIN.

            IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED THIS CERTIFICATE AS OF THE 27TH DAY OF DECEMBER, 1995.


                                       ------------------------------
                                       NAME: ARTHUR D. ROCHE
                                       TITLE: SECRETARY




            THE UNDERSIGNED, THE DULY ELECTED PRESIDENT OF THE COMPANY, DOES HEREBY CERTIFY THE OFFICE, AUTHORIZATION AND SIGNATURE OF ARTHUR D. ROCHE, REFERRED TO IN SECTION 5 ABOVE.


                                       ------------------------------
                                       NAME: KENNETH M. DARBY
                                       TITLE: PRESIDENT

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                                     BY-LAWS

                                    EXHIBIT C

                          GOOD STANDING CERTIFICATE(S)

                                    EXHIBIT D

                              CORPORATE RESOLUTIONS

                             SUBORDINATION AGREEMENT

                      WHEREAS, VICON INDUSTRIES, INC., A CORPORATION
ORGANIZED UNDER THE LAWS OF NEW YORK HAVING ITS USUAL PLACE OF BUSINESS AT 525 BROAD HOLLOW ROAD, MELVILLE, NEW YORK 11747 (HEREINAFTER CALLED THE "BORROWER"), IS INDEBTED TO THE UNDERSIGNED LENDER (HEREINAFTER CALLED THE "SUBORDINATED LENDER") IN THE AGGREGATE PRINCIPAL AMOUNT OF TWO MILLION DOLLARS ($2,000,000) EVIDENCED BY A PROMISSORY NOTE DATED OCTOBER 5, 1993 (THE "SUBORDINATED NOTE");

                      WHEREAS, THE BORROWER AND THE SUBORDINATED LENDER
HAVE REQUESTED IBJ SCHRODER BANK & TRUST COMPANY (HEREINAFTER CALLED THE "BANK") TO EXTEND CREDIT TO THE BORROWER BUT THE BANK IS UNWILLING TO GRANT SUCH REQUEST UNLESS THE SUBORDINATED LENDER SHALL (I) SUBORDINATE IN THE MANNER AND TO THE EXTENT HEREINAFTER PROVIDED ALL INTEREST PAYMENTS, ON THE ABOVE MENTIONED INDEBTEDNESS EVIDENCED BY THE SUBORDINATED NOTE OF THE BORROWER TO THE
SUBORDINATED LENDER (ALL OF WHICH INTEREST PAYMENTS ON SUCH INDEBTEDNESS ARE HEREINAFTER CALLED THE "SUBORDINATED INDEBTEDNESS", IT BEING UNDERSTOOD THAT THE PRINCIPAL OF THE SUBORDINATED NOTE SHALL NOT BE DEEMED TO BE SUBORDINATED INDEBTEDNESS), AND (II) TO THE EXTENT THE SUBORDINATED LENDER HAS A SECURITY INTEREST IN ANY PROPERTY IN WHICH THE BANK HAS A SECURITY INTEREST, THE SUBORDINATED LENDER SHALL SUBORDINATE SUCH SECURITY INTERESTS IN SUCH PROPERTY TO THE SECURITY INTERESTS OF THE BANK:

                      NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND
AS AN INDUCEMENT TO THE BANK TO CONTINUE TO EXTEND CREDIT TO THE BORROWER, AND IN CONSIDERATION THEREOF, THE SUBORDINATED LENDER HEREBY AGREES WITH THE BANK TO SUBORDINATE, AND DOES HEREBY SUBORDINATE, THE SUBORDINATED INDEBTEDNESS TO ANY AND ALL INDEBTEDNESS AND OTHER LIABILITIES OF THE BORROWER TO THE BANK ARISING UNDER THAT CERTAIN CREDIT AND SECURITY AGREEMENT DATED AS OF THE DATED HEREOF AND EXECUTED BY THE BORROWER AND THE BANK (THE "CREDIT AGREEMENT") AND ALL DOCUMENTS EXECUTED IN CONNECTION THEREWITH, AND ANY AND ALL EXTENSIONS, MODIFICATIONS, AMENDMENTS, RENEWALS OR SUBSTITUTIONS THEREOF, INCLUDING PRINCIPAL, INTEREST AND EXPENSES OF COLLECTION AND ALL OTHER INDEBTEDNESS OF ANY NATURE NOW OR HEREAFTER OWING FROM THE BORROWER TO THE BANK (ALL OF THE FOREGOING BEING REFERRED TO AS THE "SENIOR INDEBTEDNESS"), AND, FOR THE CONSIDERATION AFORESAID, THE SUBORDINATED LENDER FOR ITSELF, ITS EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS, AGREES WITH THE BANK THAT :

                      1.    NOTWITHSTANDING THE TERMS OF THE INSTRUMENTS
AND AGREEMENTS GIVING RISE TO THE SUBORDINATED INDEBTEDNESS, IT WILL NOT AT ANY TIME UNTIL ALL SENIOR INDEBTEDNESS SHALL HAVE BEEN PAID IN FULL, DEMAND, ACCEPT OR RECEIVE ANY COLLATERAL FOR THE SUBORDINATED INDEBTEDNESS, NOR WILL IT ASSERT AGAINST THE BORROWER ANY RIGHT OF SETOFF OR OF SUBROGATION WITH RESPECT TO THE SUBORDINATED INDEBTEDNESS, NOR WILL IT TRANSFER OR ASSIGN ANY OR ALL OF THE SUBORDINATED INDEBTEDNESS UNLESS THE TRANSFEREE OR ASSIGNEE AGREES TO BE BOUND BY THE TERMS OF THIS SUBORDINATION AGREEMENT;

PROVIDED; HOWEVER; THAT THE SUBORDINATED INDEBTEDNESS MAY BE SECURED BY COLLATERAL PURSUANT TO LIENS WHICH ARE JUNIOR AND SUBORDINATED TO THE LIENS OF THE BANK IN ACCORDANCE WITH THE TERMS HEREOF. EXCEPT AS PROVIDED IN THE NEXT SENTENCE, IN NO EVENT SHALL THE PRINCIPAL OF THE SUBORDINATED NOTE BE DUE AND PAYABLE (WHETHER BY ITS TERMS, ACCELERATION OR OTHERWISE) BEFORE JULY 1, 1998. NOTWITHSTANDING THE FOREGOING, PRINCIPAL OF THE SUBORDINATED NOTE SHALL BE PERMITTED TO BECOME DUE AND PAYABLE (WHETHER BY ITS TERMS, BY ACCELERATION OR OTHERWISE) UPON THE FILING OF ANY PETITION IN BANKRUPTCY BY OR AGAINST THE BORROWER.

                      2.    THE SUBORDINATED LENDER MAY RECEIVE PAYMENTS ON
THE SUBORDINATED INDEBTEDNESS IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATED NOTE AS IN EFFECT ON THE DATE HEREOF IF AND SO LONG AS NO EVENT OF DEFAULT (AS DEFINED IN THE CREDIT AGREEMENT), OTHER THAN AN EVENT OF DEFAULT DERIVED FROM THE BREACH OF THE FINANCIAL COVENANTS SET FORTH IN SECTIONS 9.01, 9.02, 9.03,
9.04 AND 9.05 OF THE CREDIT AGREEMENT, SHALL HAVE OCCURRED AND BE CONTINUING AND SHALL NOT HAVE BEEN WAIVED BY THE BANK IN WRITING IN RESPECT OF THE SENIOR INDEBTEDNESS. NOTWITHSTANDING THE TERMS OF ANY INSTRUMENT OR AGREEMENT GIVING RISE TO THE SUBORDINATED INDEBTEDNESS, THE SUBORDINATED LENDER WILL NOT DEMAND, ACCEPT OR RECEIVE ANY PRINCIPAL PREPAYMENT IN RESPECT OF THE SUBORDINATED NOTE, AND IN THE EVENT IT RECEIVES ANY SUCH PAYMENT, THE SUBORDINATED LENDER SHALL FORTHWITH DELIVER THE SAME TO THE BANK IN PRECISELY THE FORM RECEIVED (EXCEPT FOR THE SUBORDINATED LENDER'S ENDORSEMENT WHERE NECESSARY) FOR APPLICATION ON ACCOUNT OF THE BORROWER'S OBLIGATIONS TO THE BANK, AND THE SUBORDINATED LENDER AGREES THAT, UNTIL SO DELIVERED, SUCH PAYMENTS SHALL BE DEEMED RECEIVED BY THE SUBORDINATED LENDER AS AGENT FOR THE BANK AND SHALL BE HELD IN TRUST BY THE SUBORDINATED LENDER AS PROPERTY OF THE BANK. IN THE EVENT OF A FAILURE OF THE
SUBORDINATED LENDER TO ENDORSE ANY INSTRUMENT FOR THE PAYMENT OF MONEY SO RECEIVED BY THE SUBORDINATED LENDER, PAYABLE TO THE SUBORDINATED LENDER'S ORDER, THE BANK, OR ANY OFFICER OR EMPLOYEE THEREOF, IS HEREBY IRREVOCABLY CONSTITUTED AND APPOINTED ATTORNEY- IN-FACT FOR THE SUBORDINATED LENDER WITH FULL POWER TO MAKE ANY SUCH ENDORSEMENT AND WITH FULL POWER OF SUBSTITUTION. THE SUBORDINATED LENDER WILL NOT DEMAND OR CONSENT TO ANY AMENDMENT OF THE TERMS OF THE SUBORDINATED NOTE WITH RESPECT TO THE INTEREST PAYABLE THEREUNDER AND THE SCHEDULED AMORTIZATION OF THE PRINCIPAL AMOUNT THEREOF WITHOUT THE PRIOR WRITTEN CONSENT OF THE BANK. THE BANK AGREES TO PROVIDE THE SUBORDINATED LENDER WITH NOTICE OF EACH EVENT OF DEFAULT, OTHER THAN FOR AN EVENT OF DEFAULT DERIVED FROM THE BREACH OF THE FINANCIAL COVENANTS SET FORTH IN SECTIONS 9.01, 9.02, 9.03,
9.04 AND 9.05 OF THE CREDIT AGREEMENT.

                      3. IF AN EVENT OF DEFAULT, OTHER THAN AN EVENT OF DEFAULT DERIVED FROM THE BREACH OF THE FINANCIAL COVENANTS SET FORTH IN SECTIONS 9.01, 9.02, 9.03, 9.04 AND 9.05 OF THE CREDIT AGREEMENT, SHALL OCCUR AND BE CONTINUING AND SHALL NOT HAVE BEEN WAIVED BY THE BANK IN WRITING WITH RESPECT TO THE SENIOR INDEBTEDNESS, THE SUBORDINATED LENDER WILL NOT RECEIVE FROM OR FOR THE ACCOUNT OF THE

BORROWER ANY PAYMENT OF THE SUBORDINATED INDEBTEDNESS AND, IN THE EVENT IT RECEIVES ANY SUCH PAYMENT, THE SUBORDINATED LENDER SHALL FORTHWITH DELIVER THE SAME TO THE BANK IN PRECISELY THE FORM RECEIVED (EXCEPT FOR THE SUBORDINATED LENDER'S ENDORSEMENT WHERE NECESSARY) FOR APPLICATION ON ACCOUNT OF THE BORROWER'S OBLIGATIONS TO THE BANK, AND THE SUBORDINATED LENDER AGREES THAT, UNTIL SO DELIVERED, SUCH PAYMENTS SHALL BE DEEMED RECEIVED BY THE SUBORDINATED LENDER AS AGENT FOR THE BANK AND SHALL BE HELD IN TRUST BY THE SUBORDINATED LENDER AS PROPERTY OF THE BANK. IN THE EVENT OF A FAILURE OF THE SUBORDINATED LENDER TO ENDORSE ANY INSTRUMENT FOR THE PAYMENT OF MONEY SO RECEIVED BY THE SUBORDINATED LENDER, PAYABLE TO THE SUBORDINATED LENDER'S ORDER, THE BANK, OR ANY OFFICER OR EMPLOYEE THEREOF, IS HEREBY IRREVOCABLY CONSTITUTED AND APPOINTED ATTORNEY-IN-FACT FOR THE SUBORDINATED LENDER WITH FULL POWER TO MAKE ANY SUCH ENDORSEMENT AND WITH FULL POWER OF SUBSTITUTION.

                      4.    IN THE EVENT THE BORROWER SHALL BECOME
INSOLVENT, THE SUBORDINATED LENDER WILL, IN ANY SUCH CASE, ASSIGN AND PAY OVER OR DELIVER TO THE BANK, TO THE EXTENT NECESSARY TO SATISFY THE SENIOR INDEBTEDNESS IN FULL WITH INTEREST (PLUS REASONABLE EXPENSES OF COLLECTION), ANY AND ALL DIVIDENDS, PAYMENTS AND OTHER DISTRIBUTIONS WITH RESPECT TO THE
SUBORDINATED INDEBTEDNESS TO WHICH IT WOULD BE ENTITLED, OF ANY KIND OR CHARACTER, EITHER IN CASH, PROPERTY OR SECURITIES TO THE EXTENT SUCH DIVIDENDS, PAYMENTS OR OTHER DISTRIBUTIONS ARE PAID TO THE SUBORDINATED LENDER, TO BE HELD BY THE BANK AND APPLIED BY THE BANK FOR ITS OWN ACCOUNT TO THE EXTENT OF ITS RIGHTS HEREUNDER. FOR PURPOSES HEREOF, THE BORROWER SHALL BE CONSIDERED TO BE "INSOLVENT" WHEN ANY OF THE FOLLOWING EVENTS SHALL HAVE OCCURRED WITH RESPECT TO THE BORROWER: ADMISSION IN WRITING OF ITS INABILITY, OR BE GENERALLY UNABLE, TO PAY ITS DEBTS AS THEY BECOME DUE, DISSOLUTION, TERMINATION OF EXISTENCE, CESSATION OF NORMAL BUSINESS OPERATIONS, INSOLVENCY, APPOINTMENT OF A RECEIVER OF ANY PARTY OF, LEGAL OR EQUITABLE ASSIGNMENT, CONVEYANCE OR TRANSFER OF
PROPERTY FOR THE BENEFIT OF CREDITORS BY THE BORROWER; OR THE COMMENCEMENT OF ANY PROCEEDINGS UNDER ANY BANKRUPTCY OR INSOLVENCY LAWS BY THE BORROWER OR SUCH A PROCEEDING SHALL HAVE BEEN COMMENCED AGAINST THE BORROWER, IN WHICH AN ADJUDICATION OR APPOINTMENT IS MADE OR ORDER FOR RELIEF IS ENTERED OR WHICH PROCEEDING REMAINS UNDISMISSED OR UNSTAYED FOR A PERIOD OF 30 DAYS OR MORE.

                      5.    IN ORDER TO CARRY OUT THE TERMS AND INTENT OF
THIS UNDERTAKING MORE EFFECTIVELY, THE SUBORDINATED LENDER WILL DO ALL ACTS NECESSARY OR CONVENIENT IN THE REASONABLE JUDGMENT OF THE BANK TO PRESERVE FOR THE BANK THE BENEFITS OF THIS SUBORDINATION AGREEMENT AND WILL EXECUTE ALL AGREEMENTS WHICH THE BANK MAY REASONABLY REQUEST FOR THAT PURPOSE, AND IT HEREBY ASSIGNS, TRANSFERS AND SETS OVER TO THE BANK ITS CLAIMS AGAINST THE BORROWER ARISING ON ACCOUNT OF THE SUBORDINATED INDEBTEDNESS AND, WITHOUT IMPOSING UPON THE BANK ANY DUTY WITH RESPECT TO PRESERVATION, PROTECTION OR ENFORCEMENT OF THE CLAIMS ARISING ON ACCOUNT OF THE SUBORDINATED INDEBTEDNESS, CONSTITUTES AND APPOINTS THE BANK ITS

TRUE AND LAWFUL ATTORNEY FOR THE FOLLOWING PURPOSES BUT ONLY WITH RESPECT TO THE SUBORDINATED INDEBTEDNESS:

                      (A) TO COLLECT ANY DIVIDENDS, PAYMENTS OR OTHER DISTRIBUTIONS WHICH WOULD OTHERWISE BE PAYABLE TO, OR RECEIVABLE BY, IT ON ANY LIQUIDATION, DISSOLUTION OR OTHER WINDING UP OF THE BORROWER OR ANY LIQUIDATION OR DISTRIBUTION OF ANY PART OF THE ASSETS OF THE BORROWER (OTHER THAN DISTRIBUTIONS MADE IN THE ORDINARY COURSE OF THE BORROWER'S BUSINESS) OR IN ANY PROCEEDINGS AFFECTING HE BORROWER UNDER ANY BANKRUPTCY OR INSOLVENCY LAWS OR ANY LAWS RELATING TO THE RELIEF OF DEBTORS, READJUSTMENT, COMPOSITION OR EXTENSION OF INDEBTEDNESS, OR REORGANIZATION OR DISSOLUTION OF THE BORROWER, OR EXECUTION SALE ON, OR MARSHALING OF, ASSETS OF THE BORROWER.

                      (B)    TO PROVE ITS CLAIM IN ANY SUCH PROCEEDINGS.

                      (C) TO ACCEPT OR REJECT,  TO THE EXTENT TO WHICH IT SHOULD
            BE ENTITLED TO ACCEPT OR REJECT, ANY PLAN OF REORGANIZATION OR ARRANGEMENT IN ANY SUCH PROCEEDINGS.

                      (D) TO ACCEPT  ANY NEW  SECURITIES  OR OTHER  PROPERTY  TO
            WHICH IT WOULD BE ENTITLED UNDER ANY SUCH PLAN OR REORGANIZATION OR ARRANGEMENT OR OTHER PROCEEDINGS.

                      (E) AND IN  GENERAL TO DO ANY ACT IN  CONNECTION  WITH ANY
            SUCH PROCEEDINGS WHICH IT MIGHT OTHERWISE DO, IT BEING UNDERSTOOD THAT THE BANK SHALL ACCOUNT TO IT FOR ANY DIVIDENDS OR PAYMENTS RECEIVED IN EXCESS OF THE AMOUNT TO SATISFY THE CLAIMS OF THE BANK IN FULL WITH INTEREST AND EXPENSES OF COLLECTION.

                      6. THE SUBORDINATED LENDER AGREES THAT THE SUBORDINATED NOTE LISTED ABOVE EVIDENCING SUBORDINATED INDEBTEDNESS SHALL BE CONSPICUOUSLY MARKED WITH A LEGEND PROVIDING AS FOLLOWS:
"THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED DECEMBER 27, 1995 EXECUTED BY CHUGAI BOYEKI COMPANY LIMITED, CHUGAI BOYEKI (AMERICA) CORP. AND VICON INDUSTRIES, INC. IN FAVOR OF IBJ SCHRODER BANK & TRUST COMPANY.

                      7.    NO ACTION WHICH THE BANK, OR THE BORROWER WITH
OR WITHOUT THE CONSENT OF THE BANK, MAY TAKE, OR REFRAIN FROM TAKING WITH RESPECT TO THE SENIOR INDEBTEDNESS, OR ANY NOTE OR AGREEMENT REPRESENTING THE SAME, OR ANY COLLATERAL THEREFOR, OR ANY AGREEMENT OR AGREEMENTS (INCLUDING GUARANTIES) IN CONNECTION THEREWITH, SHALL AFFECT THIS SUBORDINATION AGREEMENT OR THE OBLIGATIONS OF THE SUBORDINATED LENDER HEREUNDER; PROVIDED, THAT OBLIGATIONS CONSISTING OF PRINCIPAL OF THE BORROWER TO THE BANK SHALL NOT CONSTITUTE SENIOR INDEBTEDNESS TO THE EXTENT IN EXCESS OF $6,000,000 UNLESS THE SUBORDINATED LENDER HAS CONSENTED IN WRITING THERETO.

                      8.    IN THE EVENT THAT THE BANK SHALL TRANSFER
SENIOR INDEBTEDNESS TO WHICH THE SUBORDINATED INDEBTEDNESS IS HEREBY SUBORDINATED THE TRANSFEREE THEREOF AND SUCCESSIVE TRANSFEREES THEREAFTER SHALL HAVE THE SAME RIGHTS HEREUNDER AS THE BANK, IT BEING INTENDED THAT THE BENEFITS OF THIS SUBORDINATION AGREEMENT SHALL ATTACH TO AND FOLLOW SAID SENIOR INDEBTEDNESS IRRESPECTIVE OF
CHANGES IN THE OWNERSHIP THEREOF.

                      9.    TO THE EXTENT THAT THE SUBORDINATED LENDER HAS
A SECURITY INTEREST IN ANY PROPERTY IN WHICH THE BANK HAS A SECURITY INTEREST, THE SUBORDINATED LENDER AGREES THAT ITS INTEREST IN SUCH PROPERTY SHALL BE, IN ALL RESPECTS, SUBORDINATED TO THE FULLEST EXTENT PERMITTED BY LAW TO THE SECURITY INTEREST OF THE BANK AND THAT, UNTIL ALL SENIOR INDEBTEDNESS OF THE BORROWER TO THE BANK ARE PAID IN FULL, IT SHALL NOT TAKE ANY ACTION TO ENFORCE ITS SECURITY INTEREST IN SUCH PROPERTY OR TO REALIZE VALUE ON SUCH PROPERTY. IN FURTHERANCE OF THE FOREGOING, WHERE BOTH THE BANK AND THE SUBORDINATED LENDER HOLD A SECURITY INTEREST IN THE SAME COLLATERAL, THEN REGARDLESS OF THE ORDER OF FILING FINANCING STATEMENTS UNDER THE UNIFORM COMMERCIAL CODE, OR THE TAKING OF POSSESSION OF COLLATERAL AND REGARDLESS OF ANY OTHER PROVISION OF LAW, THE LIENS OF THE BANK SHALL BE PRIOR LIENS, SENIOR TO THE LIENS OF THE SUBORDINATED LENDER. IN THE EVENT OF THE DECLARATION OF A DEFAULT BY THE BANK AND AN EXERCISE OF THEIR REMEDIES, THE BANK SHALL NOT HAVE ANY RESPONSIBILITY, FIDUCIARY OR OTHERWISE, TO THE SUBORDINATED LENDERS TO REALIZE MAXIMUM VALUE ON THE COLLATERAL.

                      10. IN ADDITION TO THE SUBORDINATED NOTE, THE SUBORDINATED LENDER AND CERTAIN OF ITS AFFILIATES WHOSE SIGNATURES APPEAR BELOW, HAVE, OR MAY IN THE FUTURE EXTEND CREDIT, HAVE OUTSTANDING TRADE PAYABLES, AND PROVIDED OTHER FINANCIAL ACCOMMODATIONS (AS NOW OR HEREAFTER INCURRED, AMENDED, INCREASED, EXTENDED, SUPPLEMENTED OR MODIFIED, "ADDITIONAL INDEBTEDNESS") TO THE BORROWER AND HAVE TAKEN SECURITY INTERESTS IN SOME OR ALL OF THE BORROWER'S ASSETS. WITH RESPECT TO THE LIENS SECURING SUCH ADDITIONAL INDEBTEDNESS THE SUBORDINATED LENDER AND SUCH AFFILIATES AGREE, NOTWITHSTANDING ANY AGREEMENT OR ARRANGEMENT WHICH THEY MAY NOW HAVE WITH THE BORROWER, OR ANY RULE OF LAW, AND NOTWITHSTANDING THE TIME, ORDER OR METHOD OF ATTACHMENT, PERFECTION, FILING OR RECORDING, TO SUBORDINATE TO THE PRIOR LIEN OF THE BANK ANY LIEN, RIGHT, TITLE, INTEREST AND CLAIMS WHICH THEY MAY NOW OR HEREINAFTER HAVE TO ANY OF THE ASSETS OF THE BORROWER, WHETHER NOW OR HEREAFTER OWNED BY THE BORROWER, THE CASH AND NON-CASH PROCEEDS THEREOF AND ANY RETURNED OR REPOSSESSED GOODS RELATING THERETO (HEREIN COLLECTIVELY CALLED THE "COLLATERAL"). THE SUBORDINATED LENDER AGREES TO TAKE SUCH ACTIONS AS REQUESTED BY THE BANK TO CAUSE THE BANK TO HAVE A FIRST LIEN ON ALL THE ASSETS OF THE BORROWER. EACH OF THE SUBORDINATED LENDER AND SUCH AFFILIATES AGREES THAT, SO LONG AS THE BORROWER MAY BE INDEBTED OR OBLIGATED TO IT IN ANY MANNER WHATSOEVER, INCLUDING ANY OBLIGATIONS OR INDEBTEDNESS ARISING FROM THE SALE OF ANY GOODS TO THE BORROWER, IT WILL NOT EXERCISE ANY RIGHTS, ASSERT ANY CLAIM OR INTEREST, OR TAKE ANY ACTION OR

INSTITUTE ANY PROCEEDING WITH RESPECT TO THE COLLATERAL WITHOUT PRIOR WRITTEN NOTICE TO AND THE CONSENT OF THE BANK. EXCEPT AS PROVIDED HEREIN, NOTHING CONTAINED IN THIS AGREEMENT SHALL PROHIBIT THE SUBORDINATED LENDER AND ITS AFFILIATES FROM COLLECTING AND RETAINING VOLUNTARY PAYMENTS (PRIOR TO THEIR EXERCISE OF ANY REMEDIES OR NOTIFICATION TO THE BORROWER OF THEIR INTENTION TO EXERCISE SUCH REMEDIES) OF THE ADDITIONAL INDEBTEDNESS TO THEM OR ANY PAYMENT OR DISTRIBUTION IN ANY BANKRUPTCY, INSOLVENCY, RECEIVERSHIP OR SIMILAR PROCEEDING WITH RESPECT TO THE BORROWER OR ITS ASSETS. SUBJECT TO THE PAYMENT IN FULL OF THE INDEBTEDNESS DUE TO THE BANK, THE SUBORDINATED LENDER AND ITS AFFILIATES SHALL BE SUBROGATED TO THE BANK'S RIGHTS TO RECEIVE PAYMENTS OR DISTRIBUTIONS OF ASSETS OF THE BORROWER APPLICABLE TO THE INDEBTEDNESS DUE TO THE BANK UNTIL THE INDEBTEDNESS DUE TO THE BANK SHALL BE PAID IN FULL, AND, FOR THE PURPOSES OF SUCH SUBROGATION, (A) NO PAYMENTS OR DISTRIBUTIONS TO THE BANK OF ANY CASH, PROPERTIES OR SECURITIES TO WHICH THE SUBORDINATED LENDER AND ITS AFFILIATES WOULD BE ENTITLED EXCEPT FOR THIS AGREEMENT AND NO PAYMENT BY THE SUBORDINATED LENDER AND ITS AFFILIATES TO THE BANK OF ANY AMOUNT PURSUANT TO THIS AGREEMENT SHALL AS BETWEEN THE BORROWER, ITS CREDITORS OTHER THAN THE BANK AND THE SUBORDINATED LENDER AND ITS AFFILIATES, BE DEEMED TO BE A PAYMENT BY THE BORROWER TO OR ON ACCOUNT OF THE INDEBTEDNESS DUE TO THE BANK AND (B) NO PAYMENT OR DISTRIBUTION TO THE SUBORDINATED LENDER OR ITS AFFILIATES PURSUANT TO THIS SUBROGATION PROVISION WHICH WOULD OTHERWISE HAVE BEEN PAID TO THE BANK SHALL BE DEEMED TO BE A PAYMENT BY THE BORROWER TO THE SUBORDINATED LENDER AND ITS AFFILIATES OR ON ACCOUNT OF THE INDEBTEDNESS DUE TO THE SUBORDINATED LENDER AND ITS AFFILIATES. THIS SECTION 10 SUPERSEDES ALL PRIOR AGREEMENTS BETWEEN THE SUBORDINATED LENDER AND ITS AFFILIATES OR ANY OF THEM WITH THE BANK WITH RESPECT TO THE SUBJECT MATTER HEREOF.

                      11.    NO AMENDMENT, MODIFICATION, TERMINATION, OR
WAIVER OF ANY PROVISION OF THIS SUBORDINATION AGREEMENT, NOR CONSENT TO ANY DEPARTURE BY THE BORROWER FROM ANY PROVISION OF THIS SUBORDINATION AGREEMENT, SHALL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY THE BANK, AND THEN SUCH WAIVER SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH GIVEN.

                      12.    NO FAILURE ON THE PART OF THE BANK TO
EXERCISE, NO DELAY IN EXERCISING ANY RIGHT, POWER, OR REMEDY HEREUNDER, OR ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT SHALL OPERATE AS A WAIVER THEREOF.

                      13. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

                      IN WITNESS WHEREOF, THE UNDERSIGNED, INTENDING THE
SAME TO TAKE EFFECT AS A SEALED INSTRUMENT, HAS EXECUTED THIS INSTRUMENT AS OF THE 27TH DAY OF DECEMBER, 1995.

                                       CHUGAI BOYEKI COMPANY LIMITED


                      BY:
                         NAME: KAZUYOHSI SUDO
                         TITLE: ATTORNEY-IN-FACT


            THE UNDERSIGNED AFFILIATES OF THE SUBORDINATED LENDER HEREBY AGREE TO BE BOUND BY THE PROVISIONS OF PARAGRAPH 10 HEREOF.

                                       CHUGAI BOYEKI (AMERICA) CORP.


                      BY:
                         NAME: KAZUYOSHI SUDO
                         TITLE: TREASURER AND SECRETARY

            THE   UNDERSIGNED,   DESIGNATED   AS  THE   BORROWER  IN  THE  ABOVE
SUBORDINATION AGREEMENT, HEREBY AGREES NOT TO MAKE ANY PAYMENTS OR TAKE ANY OTHER ACTION CONTRARY TO THE PROVISIONS OF SAID AGREEMENT.

                             VICON INDUSTRIES, INC.


                      BY:
                         NAME: KENNETH M. DARBY
                         TITLE: PRESIDENT

ACKNOWLEDGED AND ACCEPTED:

IBJ SCHRODER BANK & TRUST COMPANY


BY:
   NAME: KEVIN M. MADIGAN
   TITLE: VICE PRESIDENT

                                    EXHIBIT B

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING



                                                                   DATE:


IBJ SCHRODER BANK
 & TRUST COMPANY
ONE STATE STREET
NEW YORK, NEW YORK 10004
ATTENTION:  KEVIN M. MADIGAN


                      RE:  VICON INDUSTRIES, INC.

GENTLEMEN:

            THE UNDERSIGNED, VICON INDUSTRIES, INC. (THE "BORROWER"), REFERS TO THE CREDIT AND SECURITY AGREEMENT DATED AS OF DECEMBER 27, 1995 BETWEEN THE BORROWER AND IBJ SCHRODER BANK & TRUST COMPANY (THE "BANK"), (SAID AGREEMENT, AS IT MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME, BEING THE "CREDIT AGREEMENT" AND CAPITALIZED TERMS USED HEREIN BUT NOT OTHERWISE DEFINED HEREIN BEING DEFINED THEREIN), AND HEREBY GIVE YOU IRREVOCABLE NOTICE PURSUANT TO
SECTION 2.03(A) OF THE CREDIT AGREEMENT THAT THE BORROWER HEREBY REQUESTS A LOAN UNDER THE CREDIT AGREEMENT, AND IN THAT CONNECTION SET FORTH BELOW THE INFORMATION RELATING TO SUCH LOAN (THE "PROPOSED LOAN") AS REQUIRED BY SECTION 2.03(A) OF THE CREDIT AGREEMENT:

                         (I)      THE REQUESTED BORROWING DATE OF THE
                      PROPOSED LOAN IS  ____________.

                        (II)           THE AGGREGATE AMOUNT OF THE PROPOSED LOAN
                      IS   $              .

                       (III)           AS OF THE DATE HEREOF, THE FORMULA AMOUNT
                      UNDER THE CREDIT AGREEMENT IS $             .
                                                     -------------

                       (IV) AS OF THE DATE HEREOF, THE AVAILABLE COMMITMENT UNDER THE CREDIT AGREEMENT IS $
                      .

                        (IV) THE GENERAL  PURPOSES FOR WHICH THE PROCEEDS OF THE
                      PROPOSED LOAN WILL BE USED ARE FOR CONTINUED WORKING CAPITAL REQUIREMENTS OF THE BORROWER OR TO REFINANCE THE EXISTING LOANS.

            THE BORROWER HEREBY CERTIFIES THAT THE FOLLOWING STATEMENTS ARE TRUE ON THE DATE HEREOF, AND WILL BE TRUE ON THE DATE OF THE

PROPOSED LOAN, BEFORE AND AFTER GIVING EFFECT THERETO AND TO THE APPLICATION OF THE PROCEEDS THEREFROM:

                         (A) ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED
            IN ARTICLE 4 OF THE CREDIT AGREEMENT AND IN EACH OF THE RELATED DOCUMENTS AND THE INFORMATION SET FORTH IN THE SCHEDULES RELATED THERETO ARE TRUE AND CORRECT AS OF THE DATE HEREOF (EXCEPT (I) TO THE EXTENT THAT SUCH REPRESENTATIONS AND WARRANTIES RELATE TO AN EARLIER DATE OR (II) AS ARE AFFECTED BY TRANSACTIONS SPECIFICALLY CONTEMPLATED BY THE CREDIT AGREEMENT), WITH THE SAME EFFECT AS THOUGH SUCH REPRESENTATIONS AND WARRANTIES HAD BEEN MADE ON AND AS OF SUCH DATE;

                         (B) NO DEFAULT OR EVENT OF DEFAULT EXISTS AS OF THE DATE HEREOF OR WILL RESULT FROM THE PROPOSED
                      LOAN; AND

                         (C) BORROWER IS IN COMPLIANCE WITH ALL OF THE TERMS AND
                      CONDITIONS OF THE CREDIT AGREEMENT, THE NOTE AND EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY.


                                                         VERY TRULY YOURS,


                                                         VICON INDUSTRIES, INC.


                                                         BY:

                                                            NAME:
                                                            TITLE: